 As filed with the Securities and Exchange Commission on February 10, 2023

Registration No. 333-269076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

  Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COSTAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3843	88-0411500
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

# 424 E Central Blvd, Suite 308,

Orlando, FL, 32801

321-465-9899

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

With a copy to:

William (Bill) Macdonald Esq.

641 Lexington Avenue, 13th Floor

New York, NY  10022

Tel: (212) 271-4272

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED February ____, 2023

212,140,000 common shares underlying previously issued convertible promissory notes

750,000 common shares previously issued pursuant to asset acquisition

8,333,333 common shares issuable pursuant to purchase agreement

The date of this Prospectus is February __, 2023.

Costas, Inc. (“Costas”, “we”, “us”, “our” and “our company”) is registering 221,223,333 shares of common stock underlying previously issued convertible promissory notes, an asset purchase agreement and a purchase agreement for the future issuance of common shares as drawn down by our company, which may be resold from time to time held by nine selling security holders (the “ Selling Security Holders ”). This aggregate of 221,223,333 shares of common stock consists of: 212,140,000 shares of common stock underlying previously issued convertible promissory notes issued by our company to certain Selling Security Holders; 750,000 shares issued to one Selling Security Holder for the acquisition of certain assets; and 8,333,333 shares issuable upon drawdowns under the Purchase Agreement with another Selling Security Holder, World Amber Corporation. The convertible promissory notes were acquired by the Selling Security Holders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. A registration statement under the Exchange Act relating to these securities has been filed with the Securities and Exchange Commission. Our Selling Security Holders may not offer or sell their shares of our common stock until this registration statement is declared effective. We have been advised by the Selling Security Holders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. Please see “Plan of Distribution” at page 26 for a detailed explanation of how the securities may be sold. The Selling Security Holders may sell all or a portion of their shares through public or private transactions at the fixed price of $0.00975 per share until such time as the shares are listed on a national securities exchange or quoted on the OTCQB or OTCQX operated by the OTC Markets Inc. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders. None of the Selling Security Holders are affiliates of our company.

Our common stock is quoted under the trading symbol “CSSI” on the Pink tier of the OTC quotation service operated by OTC Markets Inc.

The Selling Security Holders may sell all or a portion of their shares through public or private transactions at the fixed price of $0.00975 per share until such time as the shares are listed on a national securities exchange or quoted on the OTCQB or OTCQX operated by the OTC Markets Inc., and thereafter at prevailing market prices or at privately negotiated prices. We have arbitrarily set the $0.00975 price per share set out in this registration statement solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the common stock as reported on the OTC Markets on December 19, 2022. The price does not reflect net worth, total asset value, or any other objective accounting measure of the value of our securities.

The Selling Security Holders are underwriters, within the meaning of section 2(a)(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will not receive any proceeds from the sale of shares of our common stock by the Selling Security Holders. We will incur all costs associated with this Prospectus.

Our sole director and officer is James Brooks: Chief Executive and Financial Officer, Secretary, President, Chairman of the Board and Director

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled “Risk Factors” beginning on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until this registration statement is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the Selling Security Holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state’s securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, their common shares. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common shares.

Dealer Prospectus Delivery Obligation

Until __________________ (90th day after the later of (1) the effective date of the registration statement; or (2) the first date on which the securities are offered publicly), all dealers that effect in transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is February ____, 2023.

4

PROSPECTUS SUMMARY AND RISK FACTORS

We qualify all the forward-looking statements contained in this Prospectus by the following cautionary statements.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our current business plan includes operating, discovering, acquiring, and absorbing dental lab operations throughout the United States. The company currently operates a dental lab in Orlando, Florida, operating under the brand name “Standard Dental Labs”, where the company manufacture dental prosthetics, including crowns, bridges and other oral prosthetics. The company has plans to acquire additional independent labs from owners who may be looking to exit the market, by either retiring from the industry, or whom may want to sell their businesses. Acquiring labs will be the focus of our growth strategy. Labs will be consolidated into one regionally central lab, and would now work side by side, sharing resources. Economies of scale are likely to improve profitability, but the acquisition of labs will add revenue to the company's income statement. All North American markets with populations over 1 million are targets. The company is headquartered in Orlando, Florida.

While the company’s management, specifically James Brooks, is primarily focused on growth and further acquisitions, day-to-day operations are supervised by the existing dental lab managers and technicians. Once the company has acquired at least 3 labs, it has plans to consolidate those operations into one, central facility where the company can benefit from economies of scale. Our goal is that this facility should be able to accommodate 75 people, which would accommodate 15 to 20 independent labs.

The creation of a central dental lab facility, and the amalgamation of small dental labs into this facility, could greatly enhance the profitability of the company by reducing the day-to-day overhead, and by giving technicians access to shared equipment they might not have otherwise had access to in a smaller facility, that makes the technicians more productive.

We have a limited operating history in the acquisition  and operation of dental labs and have a history of net losses, which we anticipate will continue for the immediate future.

Actual results may vary from those expected. Undue reliance should not be placed on any forward-looking statements, which are appropriate only for the date made. We do not plan to subsequently revise these forward-looking statements to reflect current circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Corporate Background

Costas, Inc. was incorporated in the State of Nevada on December 10, 1998. Costas was  a  development stage  company  that  had  a primary business  plan  to  acquire, improve,  and  re-market undeveloped real estate  in  Las  Vegas, Nevada and its surrounding communities.

The company had pursued a number of different industries since its inception in 1998, including real estate speculation, financial technologies in 2014 through 2018, and in 2019, the company attempted to acquire a surgical materials supplier in Mexico (such acquisition was not completed).

In 2017, James Brooks commenced an action against the company and was awarded a judgment in the 8th Circuit against the company for breach of contract, and non-payment. A portion of that judgment was later converted into shares, and a controlling interest in Costas, Inc.  Specifically, on September 20, 2017, the court filed an order effective September 18, 2017, whereby Mr. Brooks, as a creditor of the company was granted a Judgment against the company in the principal amount of $1,114,500. On October 21, 2020, Mr. Brooks filed a motion requesting the appointment of a Receiver over the company. On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of the company and to increase the authorized capital of the issuer and subsequently to issue sufficient common and preferred shares on terms to be finalized with Mr. Brooks, whereby Mr. Brooks became the controlling shareholder of the company. On February 9, 2022, an Order was entered by the Eighth Judicial District Court, Clark County, Nevada, Case No. A-17-749977D, terminating the receivership for the company.

Mr. Brooks is now guiding the company into becoming a Florida based dental laboratory services company.

5

The Offering

The 221,223,333 shares of common stock offered by the Selling Security Holders will represent approximately 33.2% of our issued and outstanding common stock as of December 19, 2022, assuming all of the notes are converted and all drawdowns under the Purchase Agreement are completed.

We have entered into a registration rights agreement pursuant to which we are obligated to register 8,333,333 of the shares being registered in this Prospectus. We are not currently a reporting company with the SEC. We are bearing all costs associated with registering the shares being offered.

Common Stock Outstanding Prior to the Offering	445,728,363 shares (666,951,696 shares upon issuance of the shares in the offering)

Common Stock to be Outstanding Following the Offering	666,951,696 shares

Common Stock Offered	221,223,333 shares of common stock consisting of:

• 212,140,000 shares of common stock underlying previously issued convertible promissory notes

• 750,000 shares issued for the acquisition of certain assets

• 8,333,333 shares issuable upon drawdowns under a Purchase Agreement.

Offering Price

$0.00975 per share (estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock as reported on the OTC Markets on December 19, 2022).

The Selling Security Holders may sell all or a portion of their shares through public or private transactions at the fixed price of $0.00975 per share until such time as the shares are listed on a national securities exchange or quoted on the OTCQB or OTCQX operated by the OTC Markets Inc.

Aggregate Offering Price	N/A

Number of Selling Security Holders	9

Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders. Our company will pay all the expenses of this offering estimated at approximately $50,000.

Underwriters	The Selling Security Holders are underwriters, within the meaning of section 2(a)(11) of the Securities Act.

Plan of Distribution	The Selling Security Holders named in this Prospectus are making this offering and may sell at market or privately negotiated prices.

6

World Amber Purchase Agreement

On November 22, 2022, 2021, we entered into a purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”) with World Amber pursuant to which World Amber committed to purchase up to $2,500,000 of our common stock.

Under the terms and subject to the conditions of the Purchase Agreement, we have the obligation, to sell to World Amber, and World Amber is obligated to purchase up to $2,500,000 of shares of our common stock. Future sales of common stock under the Purchase Agreement, if any, will be subject to certain limitations, and may occur from time to time, over the 24-month period commencing on the date that a registration statement of which this prospectus forms a part, which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, for every month over the term of the Purchase Agreement, we have the right, in our sole discretion, to direct World Amber to purchase up to 346,667 shares of common stock per business day, at $0.30 per share  (each, a “Regular Purchase”). In each case, World Amber’s maximum commitment in any single Regular Purchase may not exceed $104,000.

Pursuant to the terms of the Purchase Agreement, in no event may we issue or sell to World Amber any the shares of our common stock under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the World Amber and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by World Amber and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”).

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements, conditions and indemnification obligations of the parties. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty.

Issuances of our common stock in this aspect of the offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to World Amber.

This summary does not contain all the information that should be considered before making an investment in Costas, Inc.’s common stock. The entire prospectus should be read including the “Risk Factors” on page 9 and financial statements before deciding to invest in our common stock.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

7

Income Statement Data

	Nine Months Ended September 30, 2022, (unaudited) $	Year Ended December 31, 2021 (audited) $	Year Ended December 31, 2020 (audited) $
Revenue	44,700	-	-
Operating Expenses	156,208	76,727	21,311
Net Income (Loss)	(667,785)	(10,177,400)	(89,051)
Net Earnings (Loss) Per Share	(0.00)	(0.21)	(0.00)

Balance Sheet Data

	As at September 30, 2022 (unaudited)	As at December 31, 2021 (audited)	As at December 31, 2020 (audited)
Working Capital (Deficit)	(736,850)	133,023	1,390,623
Total Assets	258,857	-	-
Total Liabilities	815,363	133,023	1,390,623

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

You should carefully consider the risks described below. Together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in, or incorporated into, this registration statement that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated with Our Business

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Our company has no operating history and an evolving business model which raises doubt about our ability to achieve profitability or obtain financing.

Our company has no operating history. Moreover, our business model is still evolving, subject to change, and will rely on the ability to make additional acquisitions of dental labs on commercially viable terms. Our company's ability to continue as a going concern is dependent upon our ability to obtain adequate financing and to reach profitable levels of operations has and we no proven history of performance, earnings, or success. There can be no assurance that we will achieve profitability or obtain future financing.

8

Acquiring additional dental labs is a key aspect of our business and growth strategy.

In order to grow and achieve the level of operations and margins that we hope to achieve, a key component of our strategy is the acquisition and integration of additional dental lab operations.  While we are confident in our ability to execute on this, there can be no assurances that we will be able to identify suitable dental labs for acquisition, or that we will be able to acquire such labs on commercially viable terms. In the event that we are unable to make such additional acquisitions, or successfully integrate any acquired labs into existing operations, our growth prospects will be severely limited.

Conflicts of interest between our company and our sole director and officer may result in a loss of business opportunity.

Our sole director and officer is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our future operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those   persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

The speculative nature of our business plan may result in the loss of your investment.

Our operations are in the start-up or stage only and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed, and you may lose your entire investment.

General economic factors may negatively impact the market for our dental products.

The willingness of dental practices and their patients/consumers to spend money on our products may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of such parties  incurring costs toward what some consumers  may consider a discretionary expense item.

A wide range of economic and logistical factors may negatively impact our operating results.

Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

If we fail to effectively and efficiently advertise, the growth of our business may be compromised.

The future growth and profitability of our business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

9

Our success is dependent on our unproven ability to attract qualified personnel.

We depend on our ability to attract, retain and motivate our management team, consultants and advisors. There is strong competition for qualified technical and management personnel in the dental business sector, and it is expected that such competition will increase. Our planned growth will place increased demands on our existing resources and will likely require the addition of technical personnel and the development of additional expertise by existing personnel. There can be no assurance that our compensation packages will be sufficient to ensure the continued availability of qualified personnel who are necessary for the development of our business.

We have a limited operating history with losses, and we expect the losses to continue, which raises concerns about our ability to continue as a going concern.

We have generated minimal revenues since our inception and will, in all likelihood, continue to incur operating expenses with minimal revenues until we are able to successfully develop our business. Our business plan will require us to incur further expenses. We may not be able to ever become profitable. These circumstances raise concerns about our ability to continue as a going concern. We have a limited operating history and must be considered in the start-up stage.

There is an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2021, with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the year ended December 31, 2021, we have incurred cumulative losses of $10,177,400 which raises substantial doubt about its ability to continue as a going concern. Our management has been able, thus far, to finance the operations through equity financing and cash on hand. There is no assurance that our company will be able to continue to finance our company on this basis.

Without additional financing to develop our business plan, our business may fail.

Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. With the exception of our Purchase Agreement with World Amber, we do not currently have any other arrangements for financing, and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

We may not be able to obtain all of the licenses necessary to operate our business, which would cause our business to fail.

Our operations require licenses and permits from various governmental authorities related to the operation of our acquired dental laboratory facilities.  We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits.

If we are unable to recruit or retain qualified personnel, it could have a material adverse effect on our operating results and stock price.

Our success depends in large part on the continued services of our sole executive officer and third-party relationships. We currently do not have key person insurance on these individuals. The loss of these people, especially without advance notice, could have a material adverse impact on our results of operations and our stock price. It is also very important that we be able to attract and retain highly skilled personnel, including technical personnel, to accommodate our acquisition and expansion plans and to replace personnel who leave. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to recruit, train, and retain employees. If we cannot attract and retain qualified personnel, it could have a material adverse impact on our operating results and stock price.

10

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Coronavirus (COVID-19) Pandemic

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide.  The global outbreak of COVID-19  continues to rapidly evolve, and the extent to which COVID-19  may impact our business and the dental products and services market will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States, Canada and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.  We are continuing to vigilantly monitor the situation with our primary focus on the health and safety of our employees and contractors.

Risks Associated with the Shares of Our Company

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Investors seeking dividend income or liquidity should not invest in our shares.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 2,000,000,000 shares. The board of directors of our company has the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Other Risks

Trading on the OCT markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Pink tier operated by OTC Markets Group Inc. Trading in stock quoted on the OTC markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Pink tier not a stock exchange, and trading of securities on the OTC is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the NYSE. Accordingly, shareholders may have difficulty reselling any of the shares.

11

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

12

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 2,000,000,000 shares. The board of directors of our company has the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of 2,000,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors” interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our by-laws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

We cannot predict all trends, risks and uncertainties.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. There are numerous possible scenarios with sufficient potential impact to risk the future of the company as an independent business operating in the dental lab industry. For example, significant reputational impact as a result of a major issue resulting in injury to patients, possibly compounded by apparently negligent management behavior; extreme adverse press or social media coverage, would lead to a catastrophic share price fall, very significant loss of consumer confidence and inability to retain and recruit quality people. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common shares.

We are authorized to issue up to 2,000,000,000 shares. The board of directors of our company have the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

13

USE OF PROCEEDS

This Prospectus relates to our common stock shares that will be offered on a continuous basis by the Selling Security Holders beginning immediately after the registration statement’s effective date, which is included in this Prospectus, and may continue for a period in excess of ninety (90) days from this effective date. We are completing this registration statement to allow the Selling Security Holders to sell their shares. The Selling Security Holders will receive all proceeds from this offering and, if all of the shares being offered by this Prospectus are sold at $0.00975 per share, those proceeds would be $2,156,927.50 (estimated based on, solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c), the average of the high and low prices of the common stock as reported on the OTC on December 19, 2022). The Selling Security Holders may actually sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We, the issuer, will not receive any of the proceeds from the common stock sale by the Selling Security Holders in this offering. Our company will pay all expenses of this offering estimated at 50,000. See Part II, Item 13.

This prospectus also relates to shares of our common stock that may be offered and sold from time to time by World Amber. We may receive up to $2,500,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to World Amber pursuant to the Purchase Agreement after the date of this prospectus. However, we may not be registering for sale or offering for resale under the registration statement of which this prospectus is a part all of the shares issuable pursuant to the Purchase Agreement.

In any event, we will receive no proceeds from the sale of any shares of common stock by World Amber pursuant to this prospectus. As we are unable to predict the timing or amount of potential issuances of all of the shares offered hereby, we have not allocated any proceeds of such issuances to any particular purpose. Accordingly, all such proceeds actually received under the Purchase Agreement are expected to be used for general working capital and general corporate purposes.  Regardless of the actual proceeds raised, we intend to apply available proceeds in the following approximate order of priority: general corporate maintenance, compensation of essential employees and/or consultants, professional fees and expenses related to our public reporting requirements, and expenses related to the evaluation and acquisition of additional dental labs.  In the event the proceeds actually received under the Purchase Agreement are insufficient for our planned purposes, we intend to limit or defer our planned acquisition activities,  until such time as we have sufficient working capital.

Pending other uses, we intend to invest any proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will sell their shares at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by a Selling Shareholder will be determined by each Selling Shareholder. The Selling Security Holders are under no obligation to sell all or any portion of the securities offered, nor are the Selling Security Holders obligated to sell such shares immediately under this Prospectus. A security holder may sell securities at any price depending on privately negotiated factors, such as a “shareholders” own cash requirements, or objective criteria of value such as the market value of our assets.

We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our value. No valuation or appraisal has been prepared for our business.

Among the factors considered by our management were:

•	the market price for our common stock on the OTC;
•	the potential of our acquisition program;
•	our capital structure;
•	the background of our management; and
•	our cash requirements relative to our business operations.

14

WORLD AMBER TRANSACTION

General

On November 22, 2022 (the “Execution Date”), we entered into a Purchase Agreement and a Registration Rights Agreement with World Amber. Pursuant to the terms of the Purchase Agreement, World Amber has agreed to purchase from us up to $2,500,000 of our common stock from time to time during the term of the Purchase Agreement, subject to certain limitations.

We do not have the right to commence any sales to World Amber under the Purchase Agreement until the Commencement Date (defined below) has occurred. Thereafter, we may, from time to time, in any one month period, direct World Amber to purchase shares of our common stock in amounts up to 346,667 shares, and subject to a maximum commitment by World Amber of $104,000 per Regular Purchase. The purchase price per share sold will be $0.30 per share of common stock. World Amber may not assign or transfer its rights and obligations under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, in no event may we issue or sell to World Amber any shares of our common stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by World Amber and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by World Amber and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock.

Pursuant to the Registration Rights Agreement, the company is required to register the shares of common stock that may be issued to World Amber under the Purchase Agreement. We have filed the registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, up to 8,333,333 shares of common stock, representing 18% of our issued and outstanding shares of common stock on December 19, 2022 and assuming all shares under the Purchase Agreement are issued

Purchase of Shares Under the Purchase Agreement

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the obligation, to sell to World Amber, and World Amber is obligated to purchase up to $2,500,000 of shares of common stock. Such sales of common stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, over the 24-month period commencing on the Commencement Date when the registration statement covering the resale of shares of common stock that have been and may be issued under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied, all of which are outside the control of World Amber.

Under the Purchase Agreement, in any one-month period over the term of the Purchase Agreement, the Company has the right to present World Amber with a purchase notice (each, a "Purchase Notice") directing World Amber to complete a Regular Purchase up to 346,667 shares of common stock per month In each case, World Amber's maximum commitment in any single Regular Purchase may not exceed $104,000. The Purchase Agreement provides for a purchase price per Purchase Share (the "Purchase Price") equal to $0.30 per Share.

Events of Default

Events of default under the Purchase Agreement include the following:

•

the effectiveness of a registration statement registering the resale of the common stock issued or issuable to World Amber lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to World Amber for resale of any or all of the Securities to be issued to  World Amber, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after  World Amber has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

•

the suspension of the common stock from trading on the OTCQB or any other market on which the common stock trades for a period of one (1) Business Day, provided that the Company may not direct  World Amber to purchase any shares of common stock during any such suspension;

15

•

the delisting of the common stock from the OTCQB, provided, however, that the common stock is not immediately thereafter trading on The Nasdaq Capital Market, the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•

the failure for any reason by the Company’s Transfer Agent to issue Purchase Shares to  World Amber within two (2) Business Days after the applicable Purchase Date, on which  World Amber is entitled to receive such Purchase Shares;

•

the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

•	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

•

if the Company is at any time insolvent, or pursuant to or within the meaning of any Bankruptcy Law, the Company (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

•

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

•	if at any time the Company is not eligible to transfer its common stock electronically as DWAC Shares.

World Amber does have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of World Amber’s control, we may not direct World Amber to purchase any shares of our common stock under the Purchase Agreement.

Termination Rights of the Company

We have the unconditional right, at any time, for any reason and without any payment or liability to World Amber, to give notice to World Amber to terminate the Purchase Agreement.

No Short-Selling or Hedging by World Amber

World Amber has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 8,333,333 shares registered in this offering which have been and may be issued or sold by us to World Amber under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering may be sold over a period of up to 24-months commencing on the date that the registration statement including this prospectus becomes effective. The sale by World Amber of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to World Amber, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to World Amber all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to World Amber, after World Amber has acquired the shares, World Amber may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to World Amber by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to World Amber under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with World Amber may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to World Amber and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

16

The Purchase Agreement prohibits us from issuing or selling to World Amber under the Purchase Agreement any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by World Amber and its affiliates, would exceed the Beneficial Ownership Limitation.

DILUTION

If the convertible promissory notes are converted, the Purchase Agreement is fully drawn down on and as a result the common shares of our company, which are being registered pursuant to this registration statement, are issued as a result, our issued and outstanding will be 666,951,696 common shares. Upon the exercise of such notes and Purchase Agreement draw-downs, there will be a dilution of approximately 33%.

SELLING SECURITY HOLDERS

We are registering an aggregate of 221,223,333 shares of common stock and held by the Selling Security Holders. The Selling Security Holders have the option to sell the 221,223,333 shares of our common stock at prevailing market prices or privately negotiated prices.

This Prospectus covers the offering of up to an aggregate of 221,223,333 shares of common stock, consisting of: 212,140,000 shares of common stock underlying previously issued convertible promissory notes issued by our company to certain Selling Security Holders; 750,000 shares issued pursuant to one Selling Security Holder for the acquisition of certain assets; and 8,333,333 shares issuable upon drawdowns under the Purchase Agreement with another Selling Security Holder, World Amber Corporation. The aggregate of 221,223,333 common shares issued or issuable to the nine Selling Security Holders are restricted under applicable federal and state security laws and are being registered to give them the opportunity to sell their shares.

They are offering for sale a total of 221,223,333 shares of common stock of our company. This comprises approximately 33% percent of the total issued and outstanding shares assuming all convertible notes are converted, and the Purchase Agreement is fully draw down. To the best of our knowledge, the Selling Security Holders have sole voting and investment power and rights over all their shares and are the beneficial owners. They have given all information regarding share ownership. The shares being offered are being registered to permit public secondary trading and the Selling Security Holders may offer all or part of their respective shares from time to time but is under no obligation to immediately sell them pursuant to this Prospectus. Thus, our company cannot guarantee that any shares will be sold after this registration statement is declared effective.

The offering of 212,140,000 shares of our issued and outstanding common stock by the Selling Security Holders were originally issued or are issuable pursuant to private placements, transactions or agreements as described herein.

Our common stock is quoted on the OTC Pink tier under the trading symbol “CSSI”.

The Selling Security Holders will have the option to sell their shares at an initial offering price of $0.00975 per share (estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock as reported on the OTC Markets on December 19, 2022) or at prevailing market prices or privately negotiated prices.

All of these shares were issued in reliance upon an exemption from registration pursuant to Section 4(2), Regulation S, or Regulation D under the Securities Act of 1933 (the “Securities Act ”). Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.

17

The following table provides information as of January 31, 2023, regarding the beneficial ownership of our common stock by each of the Selling Security Holders, including:

•	the identity of the beneficial holder that owns the shares being offered

•	the number of shares owned by each prior to this offering;

•	the number of shares being offered by each;

•	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold; and

•	the percentage of shares owned by each.

Additional information regarding the holders of the 212,140,000 common shares underlying the convertible promissory notes, the 750,000 common shares issued pursuant to the asset acquisition with Prime Dental Lab LLC and the 8,333,333 common shares issuable pursuant to the Purchase Agreement with World Amber is included the following table.

Name of Selling Security Holder	Shares underlying Convertible Promissory Notes Owned Prior to this offering	Percent %	Maximum Number Shares being offered	Beneficial Ownership after offering	Percentage of Owned upon completion of the offering
Ilya Aharon	10,000,000	1.5	10,000,000	0	0
Yohanan Aharon	20,000,000	3.0	20,000,000	0	0
Rosa Shimonov	20,000,000	3.0	20,000,000	0	0
Aaron Abraham	12,000,000	1.8	12,000,000	0	0
Shannon Sekhri	20,900,000	3.1	20,900,000	0	0
Nirmal Sekhri	119,240,000	17.8	119,240,000	0	0
Kenneth Brown	10,000,000	1.5	10,000,000	0	0
	212,140,000	31.8%	212,140,000

	Shares previously issued pursuant to asset acquisition
Prime Dental Lab LLC(3)	750,000	0.1%	750,000	0	0

	Shares issuable underlying Purchase Agreement
World Amber Corporation(4)	8,333,333	1.3%	8,333,333	0	0
Total	221,223,333	33%	221,223,333	0	0

NOTES:

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)

The percentages are based on a diluted basis assuming all 212,140,000 shares are issued upon conversion of the notes, 8,333,333 shares are issued under the Purchase Agreement and based on 445,728,363 shares of our common stock issued and outstanding as at January 31, 2023 for an aggregate of 666,951,696 issued and outstanding shares post-conversion.

(3)

John (Jong Pil) Kim, the managing member of Prime Dental Lab LLC is deemed to be beneficial owner of all of the shares of common stock owned by Prime Dental Lab LLC. Mr. Kim has voting and investment power over the shares being offered under the prospectus by Prime Dental Lab LLC.

(4)

Yohanan Aharon, the Chief Executive Officer of World Amber Corporation, is deemed to be beneficial owner of all of the shares of common stock owned by World Amber Corporation. Mr. Aharon has voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. World Amber Corporation is not a licensed broker dealer or an affiliate of a licensed broker dealer.

18

Except as otherwise noted in the above lists, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the Selling Security Holders will sell shares not being offered in this Prospectus or will purchase additional shares and assumes that all the shares being registered will be sold. There has been no material relationship between any of the Selling Security Holders and the company and its affiliates during the prior three years.

PLAN OF DISTRIBUTION

We are registering an aggregate of 221,223,333 shares of common stock, issuable pursuant to: the Purchase Agreement with World Amber, shares of common stock previously issued to Prime Dental Lab LLC, and shares of common stock underlying previously issued convertible promissory notes by our company, by Selling Security Holders. The Selling Security Holders have the option to sell the 221,223,333 shares of our common stock at prevailing market prices or privately negotiated prices.

The shares may be sold in a lawful manner using any one or more of the following methods: private transaction; ordinary brokerage transactions; transactions in which the broker-dealer solicits purchasers; broker-dealer as principal purchasers and resale by the broker-dealer for its own account; block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; broker-dealer agreements with the selling shareholder to sell a specified number of such shares at a stipulated price per share; exchange distribution following the rules of the applicable exchange; short sales that are not violations of the laws and regulations of any state of the United States; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or  through a combination of any such methods or other lawful means.

The Selling Security Holders are underwriters, within the meaning of section 2(a)(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Security Holders, who are “underwriters” within the meaning of section 2(a)(11) of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act.

The brokers or dealers may receive commissions or discounts from the Selling Security Holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Security Holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this Prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

Our common stock is quoted on the Pink tier of the OTC markets.

Trading in stocks quoted on the OTC is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. The OTC should not be confused with the NASDAQ market. OTC companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC is not a stock exchange, and the trading of securities on the OTC is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

We are bearing all costs relating to the registration of our common stock. The Selling Security Holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

19

The Selling Security Holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the Selling Security Holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

•	not engage in any stabilization activities in connection with our securities; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Regulation M

During such time as the Selling Security Holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the Selling Security Holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution”.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Security Holders that the anti- manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the Selling Security Holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the Selling Security Holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Security Holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

The Selling Security Holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this Prospectus. After the sale of the shares offered by this Prospectus the Selling Security Holders will have no common shares. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that is developed.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states” securities laws, if applicable, the Selling Security Holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Security Holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be approximately $50,000 including but not limited to legal, accounting, printing and mailing fees will, be paid by our company. However, any selling costs or brokerage commissions incurred by each Selling Security Holder relating to the sale of their shares will be paid by them. See “Use of Proceeds” on page 16.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

20

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices;

•	contains the toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•	a monthly account statement indicating the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a Selling Security Holder wants to sell shares of our common stock under this Prospectus in the United States, the Selling Security Holder will need to comply with state securities laws, also known as “blue sky laws”, with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a Selling Security Holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a Selling Security Holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

21

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $0.001 par value, and no authorized shares of preferred stock.

Common Stock

As of January 31, 2023, we had 445,728,363 outstanding shares of our common stock, and no outstanding options or warrants.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to January 31, 2023, we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a cash or stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our company’s common stock have cumulative voting rights in the election of our directors. The combination of an ownership by a few stockholders of a significant portion of our company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our company’s board of directors or for a third party to obtain control of our company by replacing its board of directors.

22

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a  Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters” rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Transfer Online, 512 SE Salmon Street, Portland, Oregon, 97214-3444 (Telephone: 503-227-2950; Facsimile: 503-227-6874).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

23

Experts

The audited financial statements of Costas for the two most recent fiscal years ended December 31, 2021 and 2019 and unaudited financial statements of Costas for the fiscal nine months ended September 30, 2022 2020 have been included in this Prospectus in reliance upon Olayinka Oyebola & Co, an independent registered public accounting firm, as experts in accounting and auditing.

Legal Matters

William Macdonald, Esq. has rendered a legal opinion regarding the validity of the shares of common stock offered by the Selling Security Holders. It is included at exhibit 5.1 to the registration statement of which this Prospectus is a part.

INFORMATION WITH RESPECT TO OUR COMPANY

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements.

DESCRIPTION OF BUSINESS

Overview of Business over the Last Five Years

Costas, Inc. was incorporated in the State of Nevada on December 10, 1998. Costas was a development stage  company  that  had  a primary business  plan  to  acquire, improve,  and  re-market undeveloped real estate  in  Las  Vegas, Nevada and its surrounding communities.

On September 20, 2017, the court filed an order effective September 18, 2017, whereby Mr. James Brooks, a creditor of the company was granted a Judgment against the company in the principal amount of $1,114,500. On October 21, 2020, Mr. Brooks filed a motion requesting the appointment of a Receiver over the company. By order filed on November 7, 2020, the Eighth Judicial District Court for Clark County, Nevada appointed Fredrick P. Waid as Receiver for the company in Case No. A-17-749977-B notice of entry of that order was filed on November 9, 2020. On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of the company and to increase the authorized capital of the issuer and subsequently to issue sufficient common and preferred shares on terms to be finalized with Mr. Brooks, whereby Mr. Brooks  became the controlling shareholder of the company.

On December 30, 2021, Fred Waid resigned as an officer and director of the company, and appointed James Brooks as the company’s sole officer and director. On February 9, 2022, an Order was entered by the Eighth Judicial District Court, Clark County, Nevada, Case No. A-17-749977D at the request of the Appointed Receiver of the Company, Frederick Waid, terminating the receivership for the company.

24

On May 6, 2022, the company entered into a formal acquisition agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the company’s CEO, James Brooks, in order to acquire certain assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created under SDL, including logo, website, presentation materials and corporate name. Under the terms of the acquisition agreement, assets valued at $75,900 was acquired through the issuance of a total of 31,661,760 shares of the company’s restricted common stock to SDL. With the conclusion of this acquisition, the company intends to operate in the dental lab industry, paving the way for future acquisitions and consolidations in the industry. The assets acquired from SDL will allow the company to immediately facilitate the acquisition of small to medium sized dental labs, of which there are thousands in the United States.

On August 15, 2022, the company announced the completion of a definitive agreement to acquire the assets of Prime Dental Lab, LLC. (“Prime Dental" or "PDL"), an Orlando-based dental lab in operation since 2012. The Purchased Assets consisted of: all client contracts for existing PDL clients; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases (if any); certain employees and management of PDL as determined by the company to be retained and/or contracted by the company; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the Seller. The Purchase Price consisted of 750,000 unregistered, restricted Common Shares (the “Consideration Shares”) of the company (the “Share Consideration) plus additional cash consideration in the amount of $140,000.00 (the “Cash Consideration”) payable in two (2) equal instalments of seventy thousand ($70,000.00) dollars (each a “Cash Instalment”). The first Cash Instalment shall be paid by the company to PDL no later than fifteen (15) calendar days after receipt by the effective date of this Registration Statement (the “First Cash Instalment”). The second Cash Instalment of seventy thousand ($70,000.00) dollars shall be paid by the Acquiror to PDL on the date that is no later than ninety (90) calendar days subsequent to the payment of the First Cash Instalment (the “Second Cash Instalment”).

The Share Consideration is subject to a lock-up agreement for a term of twenty-four months from the issuance date, whereunder PDL shall be entitled to a release of 12.5% of the total Consideration Shares each quarter (93,750 shares) provided certain minimum quarterly revenue targets are achieved.  Further, the company had agreed to include such Consideration Shares in any registration statement filed, and in the event that the company decides to approve and complete a share consolidation or share rollback within twelve (12) months after the date of the issuance of the Consideration Shares, such shares shall be protected from such share consolidation action (on a one-time basis).

The company allocated the acquired assets on the company’s balance sheets as of the date of closing as Property and Equipment and Intangible Assets at fair market value. Assets acquired were as follows:

750,000 shares of common stock	$10,500
Cash consideration – other current liability	140,000
Total consideration purchase cost	$150,500

Allocation:
Property and equipment	$78,060
Customer relationships	72,440
Total purchased assets	$150,500

Upon acquisition of the customers and operational assets of PDL, the company immediately commenced revenue generating operations effective September 1, 2022, and reported gross revenues of $44,770 in the one-month period ended September 30, 2022, and associated costs of goods sold totaling $28,004 for gross profit of $16,766.

The company is now operating in the dental lab industry and is currently manufacturing dental prosthetics for dentists and dental clinics via its first operational lab facility. Our existing dental lab supplies dentists and dental clinics with dental prosthetics such as crowns, bridges, and implants, including other prosthetics.

25

Our Current Business

Our current business activities include discovering, acquiring, and developing dental labs throughout the United States. The company plans to acquire independent labs looking to exit the market, or whom may be interested in retirement. Acquiring labs will be the focus of our growth strategy. Labs will be consolidated into one regionally central lab, and continue to operate, adding revenue to the company's income statement. All North American markets with populations over 1 million are targets.

As noted above, in May of 2022, Costas, Inc. acquired Standard Dental Labs Inc. (SDL), a privately owned Wyoming corporation which is in the business of identifying and purchasing privately owned dental labs in the United States, consolidating them regionally, and operating them efficiently. In August of 2022, Costas purchased all of the assets, including the revenue, of Prime Dental Lab LLC, a Florida dental laboratory.

The consolidation of dental and medical clinics has been an increasing trend over the past two decades, but only recently have investors focused on dental labs. We see this as an opportunity to apply similar strategies to what has been learned from other consolidations. For example, over the past 3 years Invisible Dental Service Operators (IDSOs) have been actively investing in dental practices, and have invested billions of dollars, with the objective of bringing liquidity to the owners (typically dentists)(from: https://www.dentaleconomics.com/practice/multi-practice-growth/article/14233624/why-dental-practice-consolidation-is-accelerating). Although there are a few differences in the models, SDL’s business plan shares many components with that of the IDSOs. Historical examples of consolidation strategies could include the pharmaceutical industry, which has many examples of M&A growth successes, and also the waste management industry, which has been led by Waste Management Company, a $60B company which has used the model since the 1970s. Our growth model will build on the strategy of companies that have successfully gone through an industry consolidation.

Our company’s view is that there is no faster way to grow than through acquisition. This industry, in particular, has not yet made its way into the public markets. Consolidation of this industry, currently represented by 7,000+ privately owned businesses, will be the company’s focus. We understand how to design strong companies, and how to build and scale to become regionally competitive. In the process, we will be positioning ourselves as leaders in setting new standards for the dental lab industry.

Despite growth in demand from dental clinics, small and medium sized labs, which represent more than half of the overall industry, may not be able to exit or retire due to lack of interest. This represents an acquisition opportunity for a liquid, publicly traded company. We estimate that each dental lab acquired will (on average) represent just under $1M in incremental revenue. Cities with a population of over 1 million people translates into more than 100 privately owned labs generating roughly $95M in annual revenue combined, and nearly all of whom either need investment capital to stay in business, which is motivation to sell, or are near retirement and may already be interested in selling today.  These business owners are interested in selling their labs, or the book of business to our company on terms that may include primarily shares in our company. In this way, we will be able to preserve working capital for operations and expansion by using our equity as the acquisition consideration.   The company is currently at various stages of negotiations/discussions with five independently owned dental labs in the Orlando area.

In addition to the company’s expansion program, it operates day-to-day as a full-service dental lab. With more than 50 dental clinics as clients, Standard Dental Labs produces roughly 500 dental prosthetics each month. Although all the work is currently subcontracted to Prime Dental Lab LLC, our goal is to open a large and modern facility in Orlando, Florida to accommodate 75 full-time employees, including dental lab technicians. We have not undertaken and specific steps at this time for this facility, and would not anticipate doing so until we have acquired at least 5 dental labs.

The 500 orders that are delivered each month are completed by a team of 5 dental lab techs. With 60+ techs working in the new facility, we expect tech productivity to factor on par or better than current levels due to improved support technologies and equipment in our new facility.

Products and services

Dental labs supply dentists and dental clinics with dental prosthetics such as crowns, bridges, and implants. Although they manufacture many other prosthetics, these represent a large majority of what is supplied, and would be called the “bread and butter” of the industry.

The type of dental labs the company has and will continue to acquire typically serve 20 to 25 dental clinics each and employ 4 to 6 dental lab technicians who prepare dental prosthetics for dentists. The dentists are normally responsible for the final fitting with the patient, but most of the work is done by the lab.

Over the past 5 years, 3D printing, and modelling technology has become more mainstream. As most of this technology has been unaffordable for small business owners, advanced technology is uncommon in these smaller operations. While the dental labs we have and will be acquiring will have to be profitable with their existing equipment, going forward we plan to purchase the latest and most advanced equipment available in the sector, and integrate into in its operations following the consolidation of acquisition targets. This becomes possible through economies of scale. While our operations will not be dependent on the purchase of such equipment, we intend to capitalize on the fact that the more labs acquired, the more competitive the company will become and this should contribute to an overall higher purchasing power.

26

The Market

The transition from skilled labor to computer driven technology in the dental lab industry, although in its infancy, is well underway. The changeover of skilled artisans to 3D printers and milling equipment is causing a shift in the perception for would-be investors. No one can predict how this technology might evolve, how long it will take, or how it may impact the industry in the long term.

The uncertain future of dental labs means there is less interest from investors in the field. The erosion of the one, two, and three person businesses is certain. (Forbes, Nov. 2019). The result: A generation of lab owners that may not be able to sell their business for retirement or raise the necessary capital to retool to this advancing technology.

Standard Dental Labs has identified this an exciting opportunity and will begin the acquisition and consolidation of dental labs that are interested in selling their business. SDL will establish offices across America, where acquisition targets are concentrated.

Despite significant declines in M&A activity in late 2022, a study by Dealogic including a survey of business owners for the purpose of better understanding the metrics of the anticipated mass retirement trend, reported that more than 12 million baby boomers own businesses and will either retire from, or sell their businesses the next 15 years .If we assume that 40% of them close the doors of the business or turn the keys over to the kids or employees, there will still be 7.2 million owners that will seek buyers of some sort. Which means that 7.2 million divided by 15 years = 480K businesses per year will hit the market.

The study goes on to note that in the U.S., 10,597 closed M&A transactions were announced in 2021 – and that there were likely three times that amount were simply not announced at all. So that means roughly 32K companies changed hands. The 32,000 businesses that changed hands in 2021 hardly compares to 480,000 that will be hitting the market for sale annually starting this year. 480K is roughly 15 times larger than 32K.

Simply put, the glut of baby boomer businesses hitting the market will swamp and overwhelm the buying community. A 15x or 11x increase is far too large for the M&A market to handle. Even while using basic math, in reality the number per year will most likely increase every year, especially in the latter years of this 15- to 20-year window as age and illness force more and more aging baby boomers to hit the market.

Competition

The biggest competition to the private dental lab owner in the United States is large, Chinese factory labs operating in southern China. We estimate that a large percentage of dental prosthetics are now sourced through these offshore manufacturers. This is detrimental to the local industry, and there is very little an individual lab owner can do to protect himself from the market erosion caused by this competitor.

However, this may represent an opportunity for Standard Dental Labs to lobby state government to enact legislation requiring the materials be “certified” prior to being used to supply the industry with the raw materials required to manufacture dental products.

Certified materials could only become certified through local inspectors which could be funded through a state or national association. So far in the US, the only such association is The National Association of Dental Laboratories, located in Tallahassee, Florida.

As a start-up company in the dental lab industry, we will be at a significant disadvantage to other more established and better capitalized companies that we are in competition with for the acquisition of additional dental labs.  However as smaller company we believe that we will have some advantages in our ability to structure flexible acquisition terms that are tied to a lab’s performance and will include equity in our company, and hence liquidity, for a vendor.

27

Compliance with Government Regulation

In a 2009, American Dental Association member survey, nearly 65 percent of dentists responded that they believe dental technicians and laboratories are regulated in their state. This is not the case. In fact, only four states in the United States require either certification or continuing education.

However, 12 states require basic minimum standards be met for laboratories, which include state registration. The most up-to-date regulations were last set in 2019, in Washington State, but most haven't updated their requirements for 25 years or longer. We feel that there is an opportunity to contribute to the industry by proposing new, more current legislation that addresses the importation of materials from foreign countries. New legislation that requires certification of materials could greatly enhance the safety of the materials for patients, and also contribute to the success of US based dental labs.

Other than the payment of a modest registration fee, we do not require any governmental approvals or authorizations for the operation of our existing dental lab in Florida. Further, we are not aware of any pending or probable regulations that would have an impact upon our operations.

Dental Laboratory Minimum Standards By State
	Florida	Illinois	Kentucky	MN	Missouri	NC	Ohio	Oklahoma	PA	S.Carolina	Texas	Virginia	Washton
Year of Initial Enactment	1987	1993	1977	2012	1995	1962	2008	1992	1987	1942	1985	2012	2019
Laboratory Registration Fee	$200/2yrs.	N/A	$150/yr.	$50/yr.	N/A	N/A	N/A	$300/yr.	$25/yr.	$150/2yrs.	$135/yr.	N/A	$250
Laboratory Registration	Yes	No	Yes	Yes	No	No	No	Yes	Yes	Yes	Yes	No	Yes
Technician Registration Fee	No	No	No	No	No	No	No	No	No	$100 Initial $150 Renewal	No	No	No
Certificate to Perform Dental Technology	No	No	No	No	No	No	No	No	No	Yes - δ	No	No	No
CDT or Equivalent Required	No	No -	Yes	No	No	No	No	No	No	Yes	Yes	No	Yes (2025)
State Laws and Rules Exam Required	No	No	No	No	No	No	No	No	No	Yes	Yes	No	No
Out-Of-State Laboratories Required To Register	No	No	Yes	No	No	No	No	Yes	No - δ	Yes	Yes	No	Yes
Dentists Required to Use Registered Laboratory	No	No	Yes	Yes**	No	No	No	Yes	No	Yes	Yes	No	Yes
Materials Disclosure	Yes	Yes	Yes	Yes	Yes***	Yes	Yes	No	No	Yes	No	Yes	Yes
Point of Origin Disclosure	Yes	Yes	Yes	Yes	Yes***	Yes	Yes	No	No	Yes	Yes	Yes	Yes
CE for One Technician in Each Laboratory	Yes	No	Yes	No	No	No	No	No	No	Yes	Yes	No	Yes

NOTES:
- Dentists receive CE credit for attending NBC approved CE courses.
* - $20 on renewal
** - Only for lab work done in MN
*** - Required
δ - Out-Of-State labs required to register if employing sales representative or agents within the state.
- The certificate to perform dental technological work in SC requires each of the following:
HS or GED; 2 year DT degree, or 3 year OJT; CDT or pass SC state board exam; pass SC laws and rules exam.

- Updated March 2020 by NADL

-Source: National Association of Dental Laboratories

Significant Acquisitions

In May of 2022, Costas, Inc. acquired Standard Dental Labs Inc. (SDL), a privately owned Wyoming corporation which is in the business of identifying and purchasing privately owned dental labs in the United States, consolidating them regionally, and operating them efficiently. In August of 2022, Costas signed an agreement to purchase all of the assets, including the revenue, of Prime Dental Lab LLC, a Florida dental laboratory.

On August 15, 2022, the company announced the completion of a definitive agreement to acquire the assets of Prime Dental an Orlando-based dental lab in operation since 2012. The Purchased Assets pursuant to the agreement consisted of: all client contracts for existing PDL clients; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases (if any); certain employees and management of PDL as determined by the company to be retained and/or contracted by the company; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the seller. The assets acquired more specifically consisted of the lab equipment, the client base and the corporate brand.  The Purchase Price consisted of 750,000 unregistered, restricted Common Shares (the “Consideration Shares”) of the company (the “Share Consideration) plus additional cash consideration in the amount of $140,000.00 (the “Cash Consideration”).

28

Offices

The mailing address of our company is # 424 E Central Blvd, Suite 308, Orlando, FL, 32801. This space is leased by our President James Brooks and provided to us at $3,185 per month, plus the cost of utilities and insurances. Our main telephone number is 321-465-9899.  Our initial lab location is at 1008 N Pine Hills Rd, Orlando, FL 32808.  We do not own or lease our lab location, as the location is operated by Prime Dental Labs pursuant to our agreement with them. Our current locations provide adequate space for our purposes at this stage of our development.

Employees

We currently have employees consisting of our sole director and officer, James Brooks and five contractors in the dental lab operations. We primarily also use the services of sub-contractors and consultants for certain aspects of our business operations.

We do expect material changes in the number of employees over the next 12-month period, as will be required as we expand with our acquisitions of additional dental lab operations. Also, we do and will continue to outsource contract employment as needed.

Summary

The continuation of our business is dependent upon obtaining further financing, a successful program of development, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. There is significant uncertainty as to whether we can obtain additional financing.

DESCRIPTION OF PROPERTIES

Executive Offices

Our mailing address is # 424 E Central Blvd, Suite 308, Orlando, FL, 32801. This space is leased at $ 3,185 per month, plus the cost of utilities and insurances. Our main telephone number is 407-789-1923. Our initial lab location is at 1008 N Pine Hills Rd, Orlando, FL 32808.  These locations provide adequate space for our purposes at this stage of our development.

Laboratories

Our lab facilities operations can be described in 6 steps as follows:

Step 1

Day to day business at Standard Dental Labs starts with materials management. In order to keep up with demand, a review of inventories is conducted each day, and supplies are topped up. Raw materials are ordered from several different dental supply companies, and 80% of the raw materials are ordered from Henry Shein (NASDAQ: HSIC), one of the world’s largest medical and dental supply companies. We are not dependent on Henry Shein, or any other supplier, as there are numerus dental supply companies, and raw materials are readily available. We have elected to use Henry Shein as our main supplier due to the raw material certification process.

Meta Dental Supply, and Atlantic Dental Supply provide on demand inventories, and supply roughly 10% each to Standard Dental Labs.

29

Step 2

Customer orders are currently being placed by phone, but SDL is developing software to streamline this process, and to provide transparency for dentist and patients.

Each order requires a courier to pick up dental impressions created by the dentist of the patient’s mouth, and a prescription with notes which outline exactly what is prescribed by the doctor, including details like shading the enamel (ceramic) prosthetic to match.

Dental impressions can also be transferred electronically to SDL by using an intra-oral scanner, but fewer than 10% of dental clinics possess that technology today due to limitations in the technology that have not yet become economical for dentists.

Step 3

Once received by the lab, and depending on the job, one of 3 possible technician types is assigned the work. First, a model is made by a model work technician from the impression, and the type of model depends on the prescription. The end product could be a ceramic implant, crown or bridge, or it could be a metal product made of silver or gold. These processes require different skill sets, and therefore different technicians.

With a model made from an impression, a wax-up technician can manually create a metal crown or bridge. When an impression is digitally scanned, it can be used to create a ceramic model from a digital milling machine, which can be finished by a ceramic technician. Ceramic technicians normally require a digital milling machine to create the base prosthetic, but could produce up to 4 prosthetics per hour if supported by the right equipment.

A tech working manually, ceramic or metal, can only produce one prosthetic per hour.

SDL is planning several upgrades that will include more advanced 3D printing and milling technologies, and is encouraging dental clinics to adopt intra-oral scanning technology to streamline the transfer of information, and improve turnaround times for patients.

Step 4

Once completed, the technician packages the finished product and updates the file with billing details. An invoice is created, attached to the package, and then moved to a staging area to await delivery.

Step 5

The next step is delivery. Several times per day, and more than 500 times per month, deliveries are performed by our in-house couriers. The final product, including the invoice, is delivered to the dental clinics. On delivery, the courier uses an itemized manifest which details each invoice in the delivery. The receiver signs for the delivery which completes the process.

Step 6

Finally, at the end of each billing cycle (normally monthly), a billing statement is sent to each client with a request for payment, which closes the job.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

30

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the OTC markets under the symbol “CSSI”. The following quotations, obtained from OTC Markets Inc., reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

Quarter Ended (1)	High	Low
December 31, 2022	0.015	0.0031
September 30, 2022	0.015	0.0055
June 30, 2022	0.0355	0.121
March 31, 2022	0.04	0.0102
December 31, 2021	0.055	0.0141
September 30, 2021	0.0788	0.0038
June 30, 2021	0.0393	0.015
March 31, 2021	0.074	0.0125
December 31, 2020	0.0375	0.0065
September 30, 2020	0.0257	0.003
June 30, 2020	0.0296	0.01
March 31, 2020	0.0839	0.02

NOTES:

(1)	The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

On December 19, 2022, the last closing price for one share of our common stock as reported by the OTC was $0.008. This closing price reflects an inter-dealer price, without retail mark-up, mark-down or commission, and may not represent an actual transaction.

Our common shares are issued in registered form. Our independent stock transfer agent is Transfer Online, 512 SE Salmon Street, Portland, Oregon, 97214-3444 (Telephone: 503-227-2950; Facsimile: 503-227-6874) is the transfer agent for our common shares.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We have no long-term incentive plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during our fiscal year ended December 31, 2021.

31

FINANCIAL STATEMENTS

This Prospectus includes the following financial statements:

•	Unaudited interim condensed financial statements for the nine months ended September 30, 2022; and
•	Audited financial statements of our company for fiscal years ended December 31, 2021 and 2020.
•	Audited financial statements of Prime Dental Labs LLC for the fiscal years ended December 31, 2021 and 2020

Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars ($). The financial statements appear beginning on page F-1.

32

COSTAS, INC.

 TABLE OF CONTENTS FOR UNAUDITED

CONDENSED

 FINANCIAL STATEMENTS

September 30, 2022

F-1

Costas, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30, 2022	December 31, 2021

Assets

Current assets:
Cash and cash equivalents	$78,513	$-
Total current assets	78,513	-

Property and equipment, net	76,241
Intangible assets	104,103	-
Total assets	$258,857	$-

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$153,713	$75,809
Accounts payable – related party	-	15,000
Advances Payable – related party	34,037	16,532
Convertible notes	39,816	-
Convertible note – shareholder, net	447,797	25,682
Other current liability	140,000	-
Total current liabilities	815,363	133,023

Total liabilities	815,363	133,023

Commitments and contingencies

Stockholders’ (deficit):
Common stock, 2,000,000,000 shares authorized, $0.001 par value, 445,728,363 and 413,314,603 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	445,728	413,315
Additional Paid in Capital	14,545,075	14,333,185
Accumulated deficit	(15,547,309)	(14,879,523)
Stockholders’ (deficit)	(556,506)	(133,023)
Total Liabilities and Stockholders’ Deficit	$258,857	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

Costas, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue	$44,770	$-	$44,770	$-
Costs of goods sold	28,004	-	28,004	-
Gross profit	16,766	-	16,766	-

Operating expenses:
Selling and marketing expenses	18,585	-	18,585	-
General and administrative expenses	15,181	1,122	83,800	15,546
Professional Fees	28,230	25,166	53,823	28,163
Total Operating Expenses	61,996	26,288	156,208	43,709

Loss from Operating	(45,230)	(26,288)	(139,442)	(43,709)

Other Income (Expense)
Gain on Settlement of Debt	-	-	6,884	-
Interest Expense	(336,190)	(14,908)	(535,227)	(44,244)
Total Other (expense)	(336,190)	(14,908)	(528,343)	(44,244)

Net (Loss)	$(381,420)	$(41,196)	$(667,785)	$(87,953)

Net loss per share attributable to common shareholders:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding
Basic and diluted	445,214,776	43,314,603	422,936,188	43,314,603

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

Costas, Inc.

Condensed Statements of Stockholders’ Equity

(Unaudited)

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount ($)	Paid-in Capital ($)	(Deficit) ($)	(Deficit) ($)
Balance, December 31, 2020	43,314,603	43,615	3,191,458	(4,625,396)	(1,390,623)
Net Loss	-	-	-	(26,766)	(26,766)
Balance, March 31, 2021	43,314,603	43,615	3,191,458	(4,652,162)	(1,417,389)
Net Loss	-	-	-	(19,991)	(19,991)
Balance, June 30, 2021	43,314,603	43,615	3,191,458	(4,672,153)	(1,437,380)
Net Loss	-	-	-	(41,196)	(41,196)
Balance, September 30, 2021	43,314,603	43,615	3,191,458	(4,713,349)	(1,478,576)

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount ($)	Paid-in Capital ($)	(Deficit) ($)	(Deficit) ($)

Balance, December 31, 2021	413,314,603	413,315	14,333,185	(14,879,523)	(133,023)
Net Loss	-	-	-	(119,044)	(119.044)
Balance, March 31, 2022	413,314,603	413,315	14,333,185	(14,998,567)	(252,067)
Shares issued under acquisition agreement	31,663,760	31,663	-	-	31,663
Beneficial conversion features	-	-	62,000	-	62,000
Net Loss	-	-	-	(167,322)	(167,322)
Balance, June 30, 2022	444,978,363	444,978	14,395,185	(15,165,889)	(325,725)
Shares issued for asset acquisition agreement	750,000	750	9,750	-	10,500
Beneficial conversion features	-	-	140,140	-	140,140
Net Loss	-	-	-	(381,420)	(381,420)
Balance, September 30, 2022	445,728,363	445,728	14,545,075	(15,547,309)	(556,506)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

Costas, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(667,785)	$(87,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,819
Amortization of debt discount	461,931	-
Changes in certain assets and liabilities:
Accounts payable – related party	(15,000)	8,775
Accounts payable and other liabilities	77,903	65,162
Net cash (used in) operating activities	(141,132)	(14,016)

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Proceeds from convertible notes	202,140	-
Advances payable – related party	17,505	14,016
Net cash provided by financing activities	219,645	14,016

Net decrease in cash and cash equivalents	78,513	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of period	$78,513	$-

Supplement Non-Cash Investing and Financing Activities
Property and equipment acquired under assets purchase agreement	$78,060	$-
Intangible assets acquired under acquisition agreement	$31,664	$-
Other current liability under assets purchase agreement	$140,000	$-
Common stock issued under assets purchase agreement	$10,500	$-
Beneficial conversion feature associated with convertible notes	$202,140	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 1 - NATURE OF OPERATIONS

Historical Information

The Company was originally organized as Costas, Inc. under the corporate laws of the State of Nevada on December 10, 1998.   On July 1,2010, the Company purchased the technology assets of eJob Resource, Inc. The purchase included eJob Resources’ online job search and posting site to provide a virtual bridge between the Indian and U.S. technology job markets; all job search technology, which aggregates job posting from many sites, and make them available via XML, API.

On July 17, 2014, the Company amended its Articles of Incorporation by approving a 25 for 1 reverse split.

On January 21, 2015, the Company entered into an agreement with Mr. James Brooks to provide certain services to the Company in exchange for a salary of $10,000 per month and 2,550,000 common shares of the Company.

In January 2016 the Company purchased 48% of AuthentaTradeLtd, a Seychelles based corporation, with operations in Cyprus whose function was building a digital currency exchange platform. The remaining 52% was purchased in January 2018.

On September 20, 2017, Mr. James Brooks, a creditor of the Company was granted a Judgment against the Issuer in the principal amount of $1,114,500 with respect to unpaid salary and non-issuance of common shares as required under the original 2015 agreement.

In November 2018, the Company changed its business model to participate in on-line gaming, which operations ceased during the three months period ended March 31, 2019.

On May 20, 2019, the Company announced the completion of the acquisition of Nano Creaciones Sapi de C.V., a Mexican company.   The Company issued a total of 25,000,000 shares as consideration for the acquisition.  The Company has not received sufficient support from the vendors to confirm ownership of this Mexican entity, and therefore has not included its operations in these condensed financial statements.

Current Information

On October 21, 2020, Mr. James Brooks, the creditor of the Company holding a judgment in the principal amount of $1,114,500 filed a motion requesting the appointment of a Receiver over the Company.  By order filed on November 7, 2020, the Eighth Judicial District Court for Clark County, Nevada appointed Frederick P. Waid as Receiver for the Company in Case No. A-17-749977-B.  Notice of entry of that order was filed on November 9, 2020.   Mr. Waid became the sole officer and director of the Company.  The Receiver was not provided any historical accounting documents from former management as part of the proceedings.  As a result of the aforementioned actions, the Court approved an amended opening balance sheet for the Company as of December 31, 2019 which reflects the debt owing to Mr. Brooks, previously omitted, including accrued interest as well as any other approved amounts while eliminating any outstanding debts not approved during the receivership.

On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of the Company and to increase the authorized capital of the Company and subsequently to issue sufficient common and preferred shares on terms to be finalized between the Receiver and Mr. Brooks, to settle a total of $175,000 of outstanding debt.  Further, subsequent to the March 25, 2021, order, the Receiver sought and received approval from the Court to eliminate certain unsupported assets, outstanding payables and convertible loans on the financial statements of the Company as at December 31, 2019.   The Receiver further placed an administrative hold on a total of 26,500,000 shares issued in 2019 for the acquisition of Nano Creaciones Sapi de C.V., a Mexican company, and as consideration for services purported to be rendered, due to the fact that there was no verifiable support for the completion of the acquisition or the provision of services.

F-6

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 1 - NATURE OF OPERATIONS (Continued)

Current Information (cont’d)

On January 26, 2022, with an effective date of December 23, 2021, three hundred million (300,000,000) shares of the Company’s common stock were issued to Mr. James Brooks pursuant to a Court Order entered in the Eighth District Judicial Court, Clark County, Nevada, Case No. A-17-749977-B, resulting in a change of control of the Company. The issuance of 300,000,000 shares to Mr. Brooks was issued in partial settlement of debt owed to Mr. Brooks.  On December 30, 2021, Mr. Brooks was named the sole officer and director of the Company.  On February 9, 2022, an Order was entered in the Eighth Judicial District Judicial Court, Clark County, Nevada, Case No. A-17-749977D  by the Appointed Receiver of the Company, Frederick Waid, terminating the receivership for the Company.   Concurrently, the Company changed its operating address to 424 E Central Blvd, Suite 308, Orlando, Florida 32801.

On May 6, 2022, the Company entered into a formal acquisition agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the Company’s CEO, James Brooks, in order to acquire certain assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created under SDL, including logo, website, presentation materials and corporate name. Under the terms of the acquisition agreement, assets valued at $75,900 was acquired through the issuance of a total of 31,663,760 shares of the Company’s unregistered, restricted common stock to SDL. With the conclusion of this acquisition, the Company intends to operate in the dental lab industry, paving the way for future acquisitions and consolidations in the industry. The assets acquired from SDL will allow the Company to immediately facilitate the acquisition of small to medium sized dental labs, of which there are thousands in the United States.

On August 15, 2022 the Company completed of a definitive agreement to acquire the assets of Prime Dental Lab, LLC. ("Prime Dental"), an Orlando-based dental lab in operation since 2012. Total consideration was paid to the shareholders of Prime Dental in a combination of cash and registered shares for the assets, which includes all equipment, customer relationships, and associated revenue. The Company commenced operations in the dental lab business effective September 1, 2022.

On August 17, 2022 the Company’s board of directors and majority shareholder increased the Company’s authorized share capital from 1.25bn to 2bn shares of common stock.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has recently acquired assets including branding and a detailed business plan to facilitate the acquisition of small to medium sized dental labs, as well as its first dental lab operation. Presently the Company does not have a source of revenue sufficient to cover all of its operating costs.  While we have recently commenced revenue generating operations, the Company’s sole officer and director is currently providing capital for operational shortfalls as needed by the Company, and we continue to raise proceeds from the sale of convertible notes having received gross proceeds of $202,140 through September 30, 2022, there remains substantial doubt about our ability to continue as a going concern. As at September 30, 2022, the Company has $78,513 cash on hand, and substantial debt.  As we continue to implement our business plan, the Company may continue to be dependent upon financing from our sole officer and director, and the raising of additional capital through placement of our common stock or debt financing. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on attaining profitable operations. There are no assurances that the Company will be able to meet its obligations, raise funds or conclude additional acquisitions of identified businesses.  Further upon acquisition of any target businesses there is no guarantee these operations will reach profitability. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

F-7

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 2 – GOING CONCERN (continued)

COVID-19

While the COVID-19 pandemic has subsided, COVID-19 could continue to have an adverse impact on the Company going forward.  COVID-19 caused significant disruptions to the global financial markets, which could impact the Company’s ability to obtain materials necessary for its dental lab operations, experience staffing shortfalls or create difficulty raising capital to fund future acquisitions as the global economy continues to recover. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. The Company is not able to estimate the effects the recent COVID-19 outbreak may have on its financial condition in the next 12 months.

NOTE 3 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP).  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records any “beneficial conversion feature” (“BCF”) intrinsic value as additional paid in capital and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment are determined using the straight-line method over the one to eight year estimated useful lives of the assets.

Intangible Assets

During the nine months ended September 30, 2022, the Company has acquired (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package including logo, website, presentation materials and corporate name. A total of $31,663 has been capitalized in respect to these assets. The Company has also recognized assets for customer relationships in the amount of $72,440 in respect to a recent asset purchase agreement with Prime Dental Labs, whereunder we acquired assets to commence operation of our first dental lab. The Company will review these intangible assets for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation.  There is no impairment expense for the intangible assets in the period ended September 30, 2022.

F-8

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Impairment

Our long-lived assets are subject to an impairment test if there is an indicator of impairment. The carrying value and ultimate realization of these assets is dependent upon our estimates of future earnings and benefits that we expect to generate from their use. If our expectations of future results and cash flows are significantly diminished, other long-lived assets may be impaired and the resulting charge to operations may be material. When we determine that the carrying value of intangibles or other long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, we use the projected undiscounted cash flow method or realizable value to determine whether an impairment exists, and then measure the impairment using discounted cash flows.

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes revenue when the earnings process is complete and persuasive evidence of an arrangement exists. This generally occurs when a purchased product has been delivered to a customer from our lab facility, at which time both title and the risks and rewards of ownership are transferred to and accepted by the customer, and the selling price has been collected.

Inventory

Inventories, if maintained, consist of work-in-progress inventory or replacement parts on hand in order to complete customer orders.

Warranty

We do not record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the applicable limited warranty as all component parts are covered by our respective industry suppliers. Our products are custom created for the individual client, and therefore we have no formal return policy or money back guarantee, however, if a product is determined to be defective, we will deliver a replacement unit to meet expected customer service terms.  We assess the need for warranty and return liabilities at each report date.

Cost of Sales

Cost of sales includes actual product cost, labor, and allocated overheard, which is applied on a per unit basis.

Accounts Receivable

Accounts receivable is trade related. The Company’s management has established an allowance for bad debt based upon accounts receivable that are more than one year past due. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessary for reserves for bad debt. Reserves, if required, are recorded on management’s best estimate of collection. At September 30, 2022 there were no outstanding accounts receivable.

Basic and Diluted Loss Per Share

The Company computed basic and diluted loss per share amounts pursuant to the ASC 260 “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Potential common stock consists of the incremental common stock issuable upon the exercise of convertible notes (using the if-converted method). The table below reflects the potentially dilutive securities at each reporting period, which have not been included in the computation of diluted net loss per share due to their anti-dilutive effect:

F-9

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Basic and Diluted Loss Per Share (cont’d)

	September 30, 2022	December 31, 2021
Convertible notes (principal balance)	1,373,867,310	1,171,727,310

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if-converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

NOTE 5 – ASSET PURCHASE AGREEMENTS

(1)

On May 6, 2022, the Company entered into a formal acquisition agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the Company’s CEO, James Brooks, to acquire certain intangible assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created under SDL, including logo, website, presentation materials and corporate name.   The Company considered the guidance provided in ASC 805-50 and determined the transaction had occurred between entities under common control. The assets transferred had a historical carrying value of $75,900 and the Company issued a total of 31,663,760 shares of the Company’s unregistered, restricted common stock to SDL The assets were recorded on the books of the Company as of the date of acquisition and measured based on the fair value of the consideration given, the shares of common stock issued, which the Company found more clearly evident and determined to be par value, or $0.001 per share as a result of the related party nature of the relationship as entities under common control. A total of $31,663 was recorded as intangible assets on the Company’s balance sheet.

(2)

On August 15, 2022 the Company (the “Acquiror”) announced the completion of a definitive agreement to acquire the assets of Prime Dental Lab, LLC. ("PDL"), an Orlando-based dental lab in operation since 2012. The Purchased Assets consisted of: all client contracts for existing PDL clients; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases (if any); certain employees and management of PDL as determined by the Acquiror to be retained and/or contracted by the Acquiror; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the Seller. The Purchase Price consisted of 750,000 unregistered, restricted Common Shares (the “Consideration Shares”) of the Acquiror (the “Share Consideration) plus additional cash consideration in the amount of $140,000.00 (the “Cash Consideration”) payable in two (2) equal instalments of seventy thousand ($70,000.00) dollars (each a “Cash Instalment”). The first Cash Instalment shall be paid by the Acquiror to PDL no later than fifteen (15) calendar days after receipt by the Acquiror of a Notice of Effect from the Securities and Exchange Commission of a Form S-1 Registration Statement (the “First Cash Instalment”). The second Cash Instalment of seventy thousand ($70,000.00) dollars shall be paid by the Acquiror to PDL on the date that is no later than ninety (90) calendar days subsequent to the payment of the First Cash Instalment (the “Second Cash Instalment”).

F-10

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 5 – ASSET PURCHASE AGREEMENTS (continued)

The Share Consideration is subject to a lock-up agreement for a term of twenty-four months from the issuance date, whereunder PDL shall be entitled to a release of 12.5% of the total Consideration Shares each quarter (93,750 shares) provided certain minimum quarterly revenue targets are achieved.  Further, the Company has agreed to include such Consideration Shares in any registration statement filed, and in the event that the Company decides to approve and complete a share consolidation or share rollback within twelve (12) months after the date of the issuance of the Consideration Shares, such shares shall be protected from such share consolidation action (on a one-time basis).

The Company allocated the acquired assets on the Company’s balance sheets as of the date of closing as Property and Equipment and Intangible Assets at fair market value. Assets acquired were as follows:

750,000 shares of common stock	$10,500
Cash consideration – other current liability	140,000
Total consideration purchase cost	$150,500

Allocation:
Property and equipment	$78,060
Customer relationships	72,440
Total purchased assets	$150,500

The purchase accounting for the acquisition of assets from PDL includes an analysis of all available information as at the acquisition date.  Management may continue to evaluate information about circumstances that existed as of the acquisition date and recognize measurement period adjustments prospectively. The measurement period is not to exceed 12 months from the respective date of acquisition.

NOTE 6 – SUBCONTRACTOR AGREEMENT

Concurrent with the closing of the acquisition of certain assets from Prime Dental Lab, LLC (“PDL”) (see Note 5(2)) on August 31, 2022, the Company entered into a subcontractor agreement with PDL for the provision of certain services including labor, materials, supplies and manufacturing expertise with respect to the servicing of the Company’s client list for dental prosthetics and orthotics.  PDL shall have available for its exclusive use certain acquired assets in order to facilitate the provision of finished products.  As consideration under the terms of the agreement, PDL shall be entitled to retain all gross profits from the sale of such finished goods, net the cost of use of the production equipment, as management fees. The Company records the revenue from its sales of the subcontracted finished goods, applies costs of sales, including product cost, labor, and allocated overheard as invoiced by the subcontractor, PDL, following which gross profits from the sales are paid to PDL, net the costs of use of the Company’s owned production equipment, which amounts are allocated to Sales and Marketing expenses on the Company’s statement of profit and loss.

NOTE 7 – JUDGMENT PAYABLE AND CONVERTIBLE NOTE

During fiscal 2017, Mr. James Brooks (“Brooks”), a creditor of the Company, obtained a judgment in the principal amount of $1,114,500.  Previously, on January 21, 2015, the Company entered into an agreement with Mr. Brooks whereunder he would provide certain services to the Company in exchange for a salary of $10,000 per month and 2,550,000 common shares of the Company.  Under the terms of this contract, Mr. Brooks was owed $120,000 in salary and 2,550,000 shares, which consideration was not provided by the Company in accordance with the contract terms.  On January 23, 2017 Mr. Brooks filed a complaint in respect to amounts payable and applicable damages.  The Company failed to respond to the action, and on August 2, 2017, Mr. Brooks filed a motion for entry of default judgment.  On September 6, 2017, the court determined the unpaid 2,550,000 common shares had a market value of $994,500 at the time they were originally deliverable to Mr. Brooks.  In addition to the value of the unpaid shares, unpaid salary of $120,000 resulted in a judgment of $1,114,500.  Concurrently, the court granted post-judgment interest pursuant to Nevada Revised Statute 17.130 which provides that when there is no express contract in writing, interest must be allowed at a rate equal to the prime rate at the largest bank in Nevada, as ascertained by the Commissioner of Financial Institution on January 1 or July 1 as the case may be, immediately preceding the date of

F-11

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 7 – JUDGMENT PAYABLE AND CONVERTIBLE NOTE (continued)

the transaction, plus 2 percent.  The rate must be adjusted accordingly on each January 1 and July 1 thereafter until the judgment is satisfied.

As a result, interest applied on the judgment over the applicable periods was as follows:

January 1, 2021	5.25%	July 1, 2020	5.25%	January 1, 2020	6.75%

On March 25, 2021, the Court approved the first proposed settlement of a portion of Brooks’ debt, in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the “Settlement Debt”) to be paid via the issuance of certain common shares of the Company. On December 6, 2021, Brooks entered into certain Debt Assignment and Purchase Agreements with several third parties in the accumulated amount of $70,000. (See Note 9). On December 23, 2021, the Company entered into an 8% Convertible Promissory Note with Brooks, our then sole officer and director, in the amount of $1,171,727.  Concurrently, three hundred million (300,000,000) shares of the Company’s common stock were issued to Brooks pursuant to a Court Order entered in the Eighth District Judicial Court, Clark County, Nevada, Case No. A-17-749977-B. The Company valued the 300,000,000 shares at the closing price of the Company’s stock as traded on the OTCMarkets on the date of issuance and recorded a loss on the extinguishment of debt of $10,025,000.

The convertible promissory note bears interest rate at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. The beneficial conversion feature associated with the note and realized on issuance date totaled $1,171,727, which amount is being amortized over the term of the note, or 12 months.

Interest payable included in accounts payable and the principal outstanding balance of the debt as at each period-end are as follows:

	Interest Payable	Shareholder Loan	Convertible Note	Total
Balance, December 31, 2020	247,564	1,114,500	-	1,362,064
Interest expense on shareholder loan	54,663	-	-	54,663
Interest expense on convertible note	2,054	-	-	2,054
Debt assignment and purchase agreements	-	(70,000)	-	(70,000)
Issuance of 300,000,000 shares		(175,000)		(175,000)
Debt reclassification	(302,227)	(869,500)	1,171,727	-
Subtotal	2,054	-	1,171,727	1,173,781
Unamortized debt discount	-	-	(1,146,045)	(1,146,045)
Balance December 31, 2021	2,054	-	25,682	27,736
Interest expense on convertible note	70,111	-	-	70,111
Amortized Debt Discount	-	-	422,115	422,115
Balance, September 30, 2022	$72,165	$-	$447,797	$519,962

NOTE 8 – CONVERTIBLE NOTES

During the nine months ended September 30, 2022, the company issued convertible promissory notes in the principal amount of $202,140 to several investors bearing interest at 8% per annum for a period of 12 months. The holders have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. The beneficial conversion feature associated with the note and realized on issuance date totaled $202,140, which amount is being amortized over the term of the note, or 12 months.

F-12

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 8 – CONVERTIBLE NOTES (continued)

	Interest Payable	Convertible Note	Total
Balance, December 31, 2021	$-	$-	$-
Proceeds	-	202,140	202,140
Unamortized debt discount	-	(202,140)	(202,140)
Subtotal	-	-	-
Interest expense on convertible note	3,185	-	3,185
Amortized Debt Discount	-	39,816	39,816
Balance, September 30, 2022	$3,185	$39,816	$43,001

NOTE 9 – DEBT ASSIGNMENTS AND PURCHASE AGREEMENT

On December 6, 2021, Mr. James Brooks, a creditor of the Company entered into certain Debt Assignment and Purchase Agreements with third parties in the accumulated amount of $70,000. Subsequent to the Debt Assignment and Purchase Agreements, these third parties entered into non-interest-bearing convertible notes with the Company whereunder the debt may be converted into shares of the Company’s common stock at par value or, $0.001 per share. The total discount recognized as a result of the beneficial conversion feature realized on the date of the notes was $70,000, which amount was fully amortized on issuance date, and recorded as interest expenses.

On December 13 and December 14, 2021, the Company received Notices of Conversion from the aforementioned third parties, and debt in the amount of $70,000 was converted into 70,000,000 shares of common stock.

NOTE 10 – RELATED PARTY TRANSACTIONS

Fred Waid, former sole officer and director

During the year ended December 31, 2020, Intermountain Fiduciary Services Inc., a company of which Fred Waid, the former Receiver and our former sole officer and director, is also director and officer (“IFSI”), advanced a total of $1,725 for legal and professional which remained unpaid at December 31, 2020.

During the fiscal year ended December 31, 2021, IFSI incurred an additional $13,275 in legal and professional fees, respectively. The Company made cash payment in the amount of $15,000 to Intermountain and no additional invoices received during the period ended September 30, 2022.  At September 30, 2022 and December 31, 2021, $0 and $15,000 is reflected on the balance sheet as accounts payable – related party.

James Brooks, sole officer and director, controlling shareholder

On December 30, 2021, Mr. James Brooks was appointed the Company’s sole officer and director in place of Mr. Fred Waid. Immediately prior Mr. Brooks became the Company’s controlling shareholder upon issuance of 300,000,000 shares of common stock for certain debt in the amount of $175,000. Concurrently the Company and Mr. Brooks entered into a convertible note with respect to amounts payable totaling an accumulated $1,171,727 (Note 7 above).

During the year ended December 31, 2021, Mr., Brooks and companies controlled by him advanced a total of $16,532 for operating expenses.

During the nine months ended September 30, 2022, Mr. Brooks and companies controlled by him advanced a further $101,257 for operating expenses and the Company made cash payments to reduce the balance in the amount of $83,752.

As at September 30, 2022, the amount owing to Mr. Brooks for advances for operations is $34,037 (December 31, 2021 - $16,532) which amounts are reflected on the balance sheets as advances payable – related party.

F-13

Costas, Inc.

Notes to Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

NOTE 10 – RELATED PARTY TRANSACTIONS (continued)

James Brooks, sole officer and director, controlling shareholder (continued)

These amounts do not include the interest expense owing to Mr. Brooks on his convertible note (see Note 7 above) which is reflected on the balance sheet in accounts payable and totals $72,165 at September 30, 2022.

During the nine months ended September 30, 2022, the Company acquired certain assets by way of issuance of 31,663,760 common shares of the Company’s restricted, unregistered common stock to a company controlled by Mr. Brooks. (see Note 5 (1)).

NOTE 11 – COMMON STOCK

The Company has authorized a total of 2,000,000,000 shares of common stock, $0.001 par value.

During the year ended December 31, 2021, 70,000,000 shares were issued upon conversion of certain convertible notes. (see Note 9).

During the year ended December 31, 2021, 300,000,000 shares were issued pursuant to a court order in settlement of $175,000 payable to our sole officer and director, Mr. James Brooks. (see Note 7)

On May 6, 2022, 31,663,760 shares were issued in respect to an asset purchase agreement. (see Note 5 (1)).

On August 31, 2022, 750,000 shares were issued in respect to an asset purchase agreement. (see Note 5(2)).

At September 30, 2022 and December 31, 2021, there was a total of 445,728,363 and 413,314,603 shares issued and outstanding, respectively.

NOTE 12 - SUBSEQUENT EVENTS

Subsequent to September 30, 2022, the Company issued a convertible promissory note in the principal amount of $10,000 to one investor bearing interest at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s unregistered common stock at a conversion price of $0.001 per share.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

F-14

COSTAS, INC.

Audited Financial Statements for the years ended

December 31, 2021, and 2020

F-15

COSTAS, INC.

TABLE OF CONTENTS FOR AUDITED

FINANCIAL STATEMENTS

F-16

Report of Independent Public Accounting Firm

To the shareholders and the board of directors of Costas Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Costas Inc (the "Company") as of December 31, 2021, and 2020 and the related statements of operations, changes in shareholders' equity and cash flows, for the years ended December 31, 2021 and 2020, and the related notes collectively referred to as the "financial statements

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for the years ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company incurred a net loss of $(10,254,127) for the year ended December 31, 2021 and working capital deficiency of $(133,023) and accumulated deficit of $(14,879,523) The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since August 2022.

September 8th, 2022.

Lagos Nigeria

F-17

Costas, Inc.

Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current asset:
Cash	$–	$–

TOTAL ASSETS	$–	$–

LIABILTIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$75,809	$274,398
Account payable related party	31,532	1,725
Convertible note-Shareholders, net	25,682	-
Convertible loans	-	1,114,500
Total current liabilities	133,023	1,390,623

TOTAL LIABILITIES	133,023	1,390,623

STOCKHOLDERS’ DEFICIT
Common stock, 1,250,000,000 shares authorized, $0.001 par value, 413,314,603 and 43,314,603 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	413,315	43,315
Additional paid-in capital	14,333,185	3,191,458
Accumulated deficit	(14,879,523)	(4,625,396)

Stockholders’ deficit	(133,023)	(1,390,623)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$–	$–

The accompanying notes are an integral part of these audited financial statements.

F-18

Costas, Inc.

Statements of Operations

	Years ended December 31,
	2021	2020

Net Revenues	$-	$-

Operating expenses
General and administrative	20,053	12,969
Professional fees	56,674	8,342
Total operating expenses	76,727	21,311

Other (expense)
Interest expenses	(152,400)	(67,740)
Loss on extinguishment of debt	(10,025,000)	-
Total other (Expense)	(10,177,400)	(67,740)

Net (Loss)	$(10,254,127)	$(89,051)

Net loss per share attributable to common shares:
Basic and diluted	$(0.21)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	49,177,617	43,314,603

The accompanying notes are an integral part of these financial statements.

F-19

Costas, Inc.

Statements of Stockholders’ Deficit For the years ended

December 31, 2021, and 2020

	Common stock		Additional paid-in	Accumulated	Total stockholders’
	No. of shares	Amount	capital	deficit	deficit
Balance as of January 1, 2020	43,314,603	$43,315	$3,184,432	$(4,536,345)	$(1,308,598)
Contributed Capital	-	-	7,026	-	7,026
Net Loss for the year	–	–	–	(89,051)	(89,051)

Balance as of December 31, 2020	43,314,603	$43,315	$3,191,458	$(4,625,396)	$(1,390,623)

Balance as of January 1, 2021	43,314,603	$43,315	$3,191,458	$(4,625,396)	$(1,390,623)
Beneficial conversion feature associated with convertible notes	-	-	1,241,727	-	1,241,727
Shares issued for debt	370,000,000	370,000	-	-	370,000
Net loss for the year	–	–	–	(10,254,127)	(10,254,127)

Balance as of December 31, 2021	413,314,603	$413,315	$14,333,185	$(14,879,523)	$(133,023)

The accompanying notes are an integral part of these financial statements.

F-20

Costas, Inc.

Statements of Cash Flow

	Years ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(10,254,127)	$(89,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Contribution to paid in capital	-	7,026
Loss on extinguishment of debt	10,025,000	-
Non-cash interest	95,682	-
Changes in certain assets and liabilities:
Accounts payable – related party	13,275	1,725
Accounts payable and other liabilities	103,638	80,300
Net cash used in operating activities	(16,532)	-

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Advances payable – related party	16,532	-
Net cash provided by financing activities	16,532	-

Net decrease in cash and cash equivalents	-	-

Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of the year	$-	$-

Supplemental Disclosure of Cash Flows Information:
Shares issued to settle shareholder loans	$245,000	$-
Accounts payable classified to convertible note	$302,227	$-
Shareholder loan classified to convertible note	$869,500	$-
Beneficial conversion feature associated with debt discount	$1,241,727	$-

The accompanying notes are an integral part of these audited financial statements.

F-21

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 1 - NATURE OF OPERATIONS

Historical Information

The Company was originally organized as Costas, Inc. under the corporate laws of the State of Nevada on December 10, 1998. On July 1,2010, the Company purchased the technology assets of eJob Resource, Inc. The purchase included eJob Resources’ online job search and posting site to provide a virtual bridge between the Indian and U.S. technology job markets; all job search technology, which aggregates job posting from many sites, and make them available via XML, API.

On July 17, 2014, the Company amended its Articles of Incorporation by approving a 25 for 1 reverse split.

On January 21, 2015, the Company entered into an agreement with Mr. James Brooks to provide certain services to the Company in exchange for a salary of $10,000 per month and 2,550,000 common shares of the Company.

In January 2016 the Company purchased 48% of AuthentaTradeLtd, a Seychelles based corporation, with operations in Cyprus whose function was building a digital currency exchange platform. The remaining 52% was purchased in January 2018.

On September 20, 2017, Mr. James Brooks, a creditor of the Company was granted a Judgment against the Issuer in the principal amount of $1,114,500 with respect to unpaid salary and non-issuance of common shares as required under the original 2015 agreement.

In November 2018, the Company changed its business model to participate in on-line gaming, which operations ceased during the three months period ended March 31, 2019.

On May 20, 2019, the Company announced the completion of the acquisition of Nano Creaciones Sapi de C.V., a Mexican company. The Company issued a total of 25,000,000 shares as consideration for the acquisition. The Company has not received sufficient support from the vendors to confirm ownership of this Mexican entity, and therefore has not included its operations in these financial statements.

Current Information

On October 21, 2020, Mr. James Brooks, the creditor of the Company holding a judgment in the principal amount of $1,114,500 filed a motion requesting the appointment of a Receiver over the Company. By order filed on November 7, 2020, the Eighth Judicial District Court for Clark County, Nevada appointed Frederick P. Waid as Receiver for the Company in Case No. A-17-749977-B. Notice of entry of that order was filed on November 9, 2020. Mr. Waid became the sole officer and director of the Company. The Receiver was not provided any historical accounting documents from former management as part of the proceedings. As a result of the aforementioned actions, the Court approved an amended opening balance sheet for the Company as of December 31, 2019 which reflects the debt owing to Mr. Brooks, previously omitted, including accrued interest as well as any other approved amounts while eliminating any outstanding debts not approved during the receivership.

On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of the Company and to increase the authorized capital of the Company and subsequently to issue sufficient common and preferred shares on terms to be finalized between the Receiver and Mr. Brooks, to settle a total of $175,000 of outstanding debt. Further, subsequent to the March 25, 2021, order, the Receiver sought and received approval from the Court to eliminate certain unsupported assets, outstanding payables and convertible loans on the financial statements of the Company as at December 31, 2019. The Receiver further placed an administrative hold on a total of 26,500,000 shares issued in 2019 for the acquisition of Nano Creaciones Sapi de C.V., a Mexican company, and as consideration for services purported to be rendered, due to the fact that there was no verifiable support for the completion of the acquisition or the provision of services.

F-22

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 2 – GOING CONCERN

As at December 31, 2021, the Company has no cash on hand, and substantial debt as a result of a judgment secured by a creditor of the Company.  The Company has negative working capital of $133,023 at December 31, 2021.  The Company has relied on financing provided by its primary creditor to fund the Receivership and any required operations.  The Company is dependent on this financing to fund its operations.   If the appointed Receiver cannot negotiate suitable terms with this creditor in regard to his debt, the Company may be placed into bankruptcy.   Even if the Receiver is successful in reaching an agreement with the Creditor and the Receivership is terminated, there can be no assurance that the Company will be able to find a suitable acquisition or to raise sufficient funds for ongoing operations.   As a result, there is substantial doubt about the Company’s ability to continue.

The ability of the Company to continue as a going concern is dependent on attaining profitable operations accordingly, there remains substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

COVID-19

While the Company presently has no operations, the recent COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise capital and to fund future acquisitions. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the ongoing COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or conclude the acquisition of identified businesses. Further upon acquisition of any target businesses there is no guarantee these operations will reach profitability.

NOTE 3 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-23

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records any “beneficial conversion feature” (“BCF”) intrinsic value as additional paid in capital and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Basic and Diluted Loss Per Share

The Company computed basic and diluted loss per share amounts pursuant to the ASC 260 “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Potential common stock consists of the incremental common stock issuable upon the exercise of convertible notes (using the if-converted method). The table below reflects the potentially dilutive securities at each reporting period, which have not been included in the computation of diluted net loss per share due to their anti-dilutive effect:

	December 31, 2021	December 31, 2020
Convertible notes (principal balance)	1,171,727,310	-

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if- converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

F-24

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 5 – JUDGMENT PAYABLE AND CONVERTIBLE NOTE

During fiscal 2017, Mr. James Brooks (“Brooks”), a creditor of the Company, obtained a judgment in the principal amount of $1,114,500.  Previously, on January 21, 2015, the Company entered into an agreement with Mr. Brooks whereunder he would provide certain services to the Company in exchange for a salary of $10,000 per month and 2,550,000 common shares of the Company. Under the terms of this contract, Mr. Brooks was owed $120,000 in salary and 2,550,000 shares, which consideration was not provided by the Company in accordance with the contract terms. On January 23, 2017 Mr. Brooks filed a complaint in respect to amounts payable and applicable damages. The Company failed to respond to the action, and on August 2, 2017, Mr. Brooks filed a motion for entry of default judgment. On September 6, 2017, the court determined the unpaid 2,550,000 common shares had a market value of

$994,500 at the time they were originally deliverable to Mr. Brooks. In addition to the value of the unpaid shares, unpaid salary of $120,000 resulted in a judgment of $1,114,500. Concurrently, the court granted post-judgment interest pursuant to Nevada Revised Statute 17.130 which provides that when there is no express contract in writing, interest must be allowed at a rate equal to the prime rate at the largest bank in Nevada, as ascertained by the Commissioner of Financial Institution on January 1 or July 1 as the case may be, immediately preceding the date of the transaction, plus 2 percent. The rate must be adjusted accordingly on each January 1 and July 1 thereafter until the judgment is satisfied.

As a result, interest applied on the judgment over the applicable periods was as follows:

January 1, 2021	5.25%
July 1, 2020	5.25%
January 1, 2020	6.75%

On March 25, 2021, the Court approved the first proposed settlement of a portion of Brooks’ debt, in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the “Settlement Debt”) to be paid via the issuance of certain common shares of the Company.

On December 6, 2021, Brooks entered into certain Debt Assignment and Purchase Agreements with several third parties in the accumulated amount of $70,000. (See Note 6)

On December 23, 2021, the Company entered into an 8% Convertible Promissory Note with Brooks, our then sole officer and director, in the amount of $1,171,727. Concurrently, three hundred million (300,000,000) shares of the Company’s common stock were issued to Brooks pursuant to a Court Order entered in the Eighth District Judicial Court, Clark County, Nevada, Case No. A-17-749977-B.

The Company valued the 300,000,000 shares at the closing price of the Company’s stock as traded on the OTC Markets on the date of issuance and recorded a loss on the extinguishment of debt of $10,025,000.

The convertible promissory note bears interest rate at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. The beneficial conversion feature associated with the note and realized on issuance date totaled $1,171,727, which amount is being amortized over the term of the note, or 12 months.

F-25

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 5 – JUDGMENT PAYABLE AND CONVERTIBLE NOTE (continued)

Interest payable included in accounts payable and the principal outstanding balance of the debt as at each period-end are as follows:

	Interest Payable	Shareholder Loan	Convertible Note	Total
Balance, December 31, 2019	$179,824	$1,114,500	$-	$1,294,324
Interest expense on shareholder loan	67,740	-	-	67,740
Balance, December 31, 2020	247,564	1,114,500	-	1,362,064
Interest expense on shareholder loan	54,663	-	-	54,663
Interest expense on convertible note	2,054	-	-	2,054
Debt assignment and purchase agreements	-	(70,000)	-	(70,000)
Issuance of 300,000,000 shares		(175,000)		(175,000)
Debt reclassification	(302,227)	(869,500)	1,171,727	-
Subtotal	2,054	-	1,171,727	1,173,781
Unamortized debt discount	-	-	(1,146,045)	(1,146,045)
Balance, December 31, 2021	$2,054	$-	$25,682	$27,736

NOTE 6 – DEBT ASSIGNMENTS AND PURCHASE AGREEMENT

On December 6, 2021, Mr. James Brooks, a creditor of the Company entered into certain Debt Assignment and Purchase Agreements with third parties in the accumulated amount of $70,000. Subsequent to the Debt Assignment and Purchase Agreements, these third parties entered into non-interest-bearing convertible notes with the Company whereunder the debt may be converted into shares of the Company’s common stock at par value or, $0.001 per share. The total discount recognized as a result of the beneficial conversion feature realized on the date of the notes was

$70,000, which amount was fully amortized on issuance date, and recorded as interest expenses.

On December 13 and December 14, 2021, the Company received Notices of Conversion from the third parties, and debt in the amount of $70,000 was converted into 70,000,000 shares of common stock.

NOTE 7 – RELATED PARTY TRANSACTIONS

Fred Waid, former sole officer and director

During the year ended December 31, 2020, Intermountain Fiduciary Services Inc., a company of which Fred Waid, the former Receiver and our former sole officer and director, is also director and officer (“IFSI”), advanced a total of $1,725 for legal and professional which remained unpaid at December 31, 2020.

During the fiscal year ended December 31, 2021, IFSI incurred an additional $13,275 in legal and professional fees, respectively. There were no payments made to Intermountain and no additional invoices received during the period ended December 31, 2021. At December 31, 2021, $15,000 is reflected on the balance sheet as accounts payable – related party.

F-26

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 7 – RELATED PARTY TRANSACTIONS (continued)

James Brooks, sole officer, and director, controlling shareholder

On December 30, 2021, Mr. James Brooks was appointed the Company’s sole officer and director in place of Mr. Fred Waid. Immediately prior Mr. Brooks became the Company’s controlling shareholder upon issuance of 300,000,000 shares of common stock for certain debt in the amount of $175,000. Concurrently the Company and Mr. Brooks entered into a convertible note with respect to amounts payable totaling an accumulated $1,171,727 (Note 5 above).

During the year ended December 31, 2021, Mr, Brooks and companies controlled by him advanced a total of $16,532 for operating expenses, which amount remained payable at December 31, 2021 and is reflected on the balance sheet as advances payable – related party.

NOTE 8 – COMMON STOCK

The Company has authorized a total of 1,250,000,000 shares of common stock, $0.001 par value.

During the year ended December 31, 2021, 70,000,000 shares were issued upon conversion of certain convertible notes. (See Note 6).

During the year ended December 31, 2021, 300,000,000 shares were issued pursuant to a court order in settlement of $175,000 payable to our current sole officer and director, Mr. James Brooks. (See Note 5). There were no common shares issued during the year ended December 31, 2020.

At December 31, 2021 and December 31, 2020, there was a total of 413,314,603 and 43,314,603 shares issued and outstanding, respectively.

F-27

Costas, Inc.

Notes to Financial Statements

For the years Ended December 31, 2021 and 2020

NOTE 9 - SUBSEQUENT EVENTS

On March 2, 2022, the Company announced it has made an offer to the shareholders of Standard Dental Labs Inc. (SDL), a company incorporated in Wyoming in 2019, to purchase all of its shares by way of a share exchange agreement. SDL's business plan, which includes a strong executive team, is to purchase existing dental labs in the private sector, and to consolidate those labs regionally into one larger facility. Mr. Brooks is a controlling shareholder of each of the Company and SDL.

On March 9, 2022 the Company filed a lawsuit against Pacific Stock Transfer Company, a Nevada corporation, in the Eighth Judicial District Court for Clark County, Nevada. Costas alleged that Pacific Stock transfer entered into a renewed services agreement in April of 2021 with Costas while the company was in receivership, and subsequently breached that agreement. The complaint alleged that Costas is seeking damages above $15,000, a threshold minimum in Nevada district court. The complaint also alleged that Pacific Stock Transfer has caused “substantial and irreparable financial harm” to the Company and intends to seek relief from the court. On March 21, 2022, the Company and Pacific Stock Transfer Company entered into a settlement agreement and the action under which the action will dismissed.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

F-28

Prime Dental Lab, LLC

Audited Financial Statements for the years ended

December 31, 2021, and 2020

F-29

PRIME DENTAL LAB LLC

TABLE OF CONTENTS FOR AUDITED

FINANCIAL STATEMENTS

F-30

Report of Independent Registered Public Accounting Firm

To the Members of Prime Dental Lab, LLC.

We have audited the accompanying balance sheets of Prime Dental Lab, LLC (the “Company”) as of December 31, 2021, and 2020, the related statements of operations and cash flows, for each of the two years in the period ended December 31, 2021, and 2020, and the related notes collectively referred to as the "financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since August 2022.

December 29th, 2022.

F-31

Prime Dental Lab, LLC.

(Stated in U.S. Dollars)

	December 31, 2021	December 31, 2020

ASSETS

Current Assets
Cash and cash equivalents	$32,736	$45,131
Accounts receivable	46,469	45,480
Other current assets	-	8,710
Total Current Assets	79,205	99,321

Property and equipment, net	12,758	17,950
Total Assets	$91,963	$117,271

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	6,451	33,974
Loan payable	152,500	153,900
Total Current Liabilities	158,951	187,874

Total Liabilities	158,951	187,874

Members’ Equity (Deficit)
Members Capital	100	100
Accumulated Deficit	(67,088)	(70,703)
Total Members’ Equity (Deficit)	(66,988)	(70,603)
Total Liabilities and Stockholders’ Equity (Deficit)	$91,963	$117,271

The accompanying notes are an integral part of these financial statements

F-32

Prime Dental Lab, LLC.

Statements of Operations and Comprehensive Loss

(Stated in U.S. Dollars)

	For the year ended December 31,
	2021	2020
Revenues	$627,894	$464,359
Cost of revenues	438,161	339,220
Gross profit	189,733	125,139

Operating expenses
General and Administrative	221,838	249,323
Total operating expenses	221,838	249,323

Loss from Operations	(32,105)	(124,184)

Other Income
PPP forgiveness	35,720	29,790
Total Other Income	35,720	29,790

Provisions for income taxes	-	-

Net income (loss)	$3,615	$(94,394)

The accompanying notes are an integral part of these financial statements

F-33

Prime Dental Lab, LLC.

Statements of Cash Flows

 (Stated in U.S. Dollars)

	For the year ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,615	$(94,394)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation	14,102	4,187
PPP forgiveness	(35,720)	(29,790)
Changes in operating assets and liabilities:
Accounts receivable	(989)	(11,870)
Other current assets	8,710	-
Accounts payable and accrued expenses	(27,523)	(1,858)
Net Cash used in operating activities	(37,805)	(133,725)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase property and equipment	(8,910)	(8,837)
Net Cash used in financing activities	(8,910)	(8,837)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	40,720	183,690
Payment to loan payable	(6,400)	-
Net Cash provided by financing activities	34,320	183,690

INCREASE (DECREASE) IN CASH	(12,395)	41,128
CASH AT BEGINNING OF YEAR	45,131	4,003
CASH AT END OF YEAR	$32,736	$45,131

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements

F-34

Prime Dental Lab, LLC.

Notes to the Financial Statements

December 31, 2021 and 2020

NOTE 1. DESCRIPTION OF BUSINESS

Prime Dental Lab, LLC. (the “Company”) is an Orlando-based dental lab in operation since 2012.

The business purpose of the company is currently manufacturing dental prosthetics for dentists and dental clinics at its operational lab facility. The Company’s founder and sole director and officer is Jongpil (John) Kim.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of these consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes revenue when the earnings process is complete and persuasive evidence of an arrangement exists. This generally occurs when a purchased product has been delivered to a customer from our lab facility, at which time both title and the risks and rewards of ownership are transferred to and accepted by the customer, and the selling price has been collected.

F-35

Prime Dental Lab, LLC.

Notes to the Financial Statements

December 31, 2021 and 2020

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventories, if maintained, consist of work-in-progress inventory or replacement parts on hand in order to complete customer orders.

Warranty

We do not record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the applicable limited warranty as all component parts are covered by our respective industry suppliers. Our products are custom created for the individual client, and therefore we have no formal return policy or money back guarantee, however, if a product is determined to be defective, we will deliver a replacement unit to meet expected customer service terms.  We assess the need for warranty and return liabilities at each report date.

Cost of Sales

Cost of sales includes actual product cost, labor, and allocated overheard, which is applied on a per unit basis.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts.

The Company determines the adequacy of reserves for doubtful accounts based on general and individual account analysis and historical collection trend. The Company establishes general and specific allowance when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivable balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of December 31, 2021 and 2020, allowance for uncollectible balances amounted to $0.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, and prepaid expenses, short-term borrowings, accounts payable, due to related parties, and other payables and other current liabilities, approximate the fair value of the respective assets and liabilities as of December 31, 2021 based upon the short-term nature of the assets and liabilities.

F-36

Prime Dental Lab, LLC.

Notes to the Financial Statements

December 31, 2021 and 2020

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

At December 31, 2021 and 2020, property and equipment consists of laboratory building improvements, lab equipment and computers, stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Lab equipment	3-15
Computers	3
Building Improvements	5

Expenditures for maintenance and repairs are expensed as incurred.

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent accounting pronouncements

Certain new accounting pronouncements that have been issued are not expected to have a material effect on the Company’s financial statements.

Covid-19 Pandemic

COVID-19 has caused significant disruptions to the global financial markets over the past several years, which impacted our ability to raise additional capital. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to fully estimate the effects of the COVID-19 outbreak on its planned operations or financial condition in the next 12 months. While significant uncertainty remains as the global pandemic appears to be on the decline, the Company believes it is possible that the COVID-19 outbreak will continue to have a negative impact on its ability to raise additional financing and may result in delays in fully implementing our plan of operations.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	December 31, 2021	December 31, 2020
Office equipment	$13,288	$4,378
Leasehold improvements	102,175	102,175
Lab equipment	55,837	55,837
Total	171,300	162,390
Less: accumulated depreciation and amortization	(158,542)	(144,440)
Total property and equipment, net	$12,758	$17,950

Depreciation expense amounted to $14,102 and $4,187 for the years ended December 31, 2021 and 2020, respectively.

F-37

Prime Dental Lab, LLC.

Notes to the Financial Statements

December 31, 2021 and 2020

NOTE 4: LOANS PAYABLE

Loans payable consists of the following:

	Paycheck Protection Program (“PPP loan”)	SBA loan
December 31, 2019	$-	$-
Proceeds from PPP	29,790	-
Proceeds from SBA	-	153,900
PPP forgiveness	(29,790)	-
Balance, December 31, 2020	-	153,900
Proceeds from PPP	35,720
Proceeds from SBA	-	5,000
Payment to SBA	-	(6,400)
PPP forgiveness	(35,720)
Balance, December 31, 2021	$-	$152,500

NOTE 5: RELATED PARTY TRANSACTIONS

Jongpil (John) Kim, Sole officer and director	December 31, 2021	December 31, 2020
Cost of revenue, services provided	$238,990	$206,980
General and Administrative, services provided	59,746	102,175
Total	$298,736	$258,725

Yung Kim (Spouse of Jongpil (John) Kim)	December 31, 2021	December 31, 2020
General and Administrative, services provided	$81,855	$91,410

NOTE 6: SUBSEQUENT EVENTS

On August 15, 2022 the assets of Prime Dental Lab, LLC. was acquired by Costas, Inc. (“Acquiror”) The Purchased Assets consisted of: all client contracts for existing PDL clients; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases (if any); certain employees and management of PDL as determined by the Acquiror to be retained and/or contracted by the Acquiror; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the Seller. The Purchase Price consisted of 750,000 unregistered, restricted Common Shares (the “Consideration Shares”) of the Acquiror (the “Share Consideration) plus additional cash consideration in the amount of $140,000.00 (the “Cash Consideration”) payable in two (2) equal instalments of seventy thousand ($70,000.00) dollars (each a “Cash Instalment”). The first Cash Instalment shall be paid by the Acquiror to PDL no later than fifteen (15) calendar days after receipt by the Acquiror of a Notice of Effect from the Securities and Exchange Commission of a Form S-1 Registration Statement (the “First Cash Instalment”). The second Cash Instalment of seventy thousand ($70,000.00) dollars shall be paid by the Acquiror to PDL on the date that is no later than ninety (90) calendar days subsequent to the payment of the First Cash Instalment (the “Second Cash Instalment”). The Share Consideration is subject to a lock-up agreement for a term of twenty-four months from the issuance date, whereunder PDL shall be entitled to a release of 12.5% of the total Consideration Shares each quarter (93,750 shares) provided certain minimum quarterly revenue targets are achieved. Further, the Company has agreed to include such Consideration Shares in any registration statement filed, and in the event that the Company decides to approve and complete a share consolidation or share rollback within twelve (12) months after the date of the issuance of the Consideration Shares, such shares shall be protected from such share consolidation action (on a one-time basis).

F-38

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This registration statement contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, ‘should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars ($) except as otherwise indicated and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” of this registration statement.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Plan of Operation

During the next twelve-month period (beginning January 1, 2023), we intend to identify and secure sources of equity and/or debt financing for additional acquisitions.

We anticipate that we will incur the following operating expenses during this period:

33

Estimated Funding Required During the 12 Months beginning January 1, 2023

Expense	Amount ($)
Improvements to planned corporate facility	300,000
Executive salaries, including new hires	540,000
Administrative support	150,000
Professional fees	240,000
General and administrative expense including rent, transfer agent, travel, office and sundry	300,000
Advertising, marketing, and website costs	80,000
Total operating expense	1,610,000
Cash required for lab acquisitions	250,000
Total	1,860,000

As at the date of this prospectus, we do not have sufficient cash on hand to finance our entire potential and estimated $1,860,000 cash obligation to the proposed spending for the 12 months beginning January 1, 2023. Based on our current cash position of $3,188 we anticipate that we will require approximately $1,800,000 in additional cash to execute our business plan. In the event that we are unable raise sufficient cash we intend to reduce our planned expenditures to accommodate our means with a view toward prioritizing revenue generating activity and fulfilling our public reporting obligations. As at the date of this registration statement we have no financing arrangements in place.

Results of Operations – Three Months Ended September 30, 2022, and September 30, 2021

The following summary of our results of operations should be read in conjunction with our financial statements for the quarter ended September 30, 2022, which are included herein.

Our operating results for the three months ended September 30, 2022, for the three months ended September 30, 2021 and the changes between those periods for the respective items are summarized as follows:

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Change Between Three Month Period Ended September 30, 2022 and September 30, 2021
Revenue	$44,770	-	44,770
Cost of product sales	28,004	-	28,004
Gross profit	16,766	-	16,766
Operating expenses
Selling and marketing expenses	18,585	-	18,585
Professional fees	28,330	25,166	3,064
General and administrative costs	15,181	1,122	14,059
Total operating expenses	61,996	26,288	35,678
Other expenses	336,190	14,908	321,282
Net loss	381,420	41,196	340,224

34

During the three-month periods ended September 30, 2022 and 2021, respectively the Company reported gross revenue of $44,700 and $0 and costs of sales of $28,004 and $0, respectively, and reported net losses of $381,420 and $41,196, respectively.  Losses from operations in the three months ended September 30, 2022 consist of professional fees of $23,330 and general and administrative expenses of $15,181, including amounts paid to the transfer agent, rent, consultants and filing fees.  Losses from operations in the three months ended September 30, 2021 consist of professional fees of $25,166 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $1,122. The increases to both professional fees and administrative costs relate to the Company’s efforts continue current reporting obligations on OTCPINK markets and expenses incurred with respect to the acquisition of certain operating assets in the quarter.

During the comparative three months ended September 30, 2022 and 2021 the Company incurred interest expenses of $336,190 and $14,908 respectively as a result of interest accruing on a judgment payable in favor of our sole officer and director, Mr. James Brooks and certain convertible promissory notes entered into during fiscal 2022.  Further during the three months ended September 30, 2022, included in interest expenses is $295,841 in respect to the amortization of the debt discount related to certain of these convertible promissory notes.

Results of Operations – Nine months Ended September 30, 2022 and September 30, 2021

The following summary of our results of operations should be read in conjunction with our financial statements for the quarter ended September 30, 2022, which are included herein.

Our operating results for the nine months ended September 30, 2022, for the nine months ended September 30, 2021 and the changes between those periods for the respective items are summarized as follows:

	Nine months Ended September 30, 2022	Nine months Ended September 30, 2021	Change Between Three Month Period Ended September 30, 2022 and September 30, 2021
Revenue (cost recovery)	$44,770	-	44,770
Cost of product sales	28,004	-	28,004
Gross Profit	16,766	-	16,766
Operating expenses
Selling and marketing expense	18,585	-	18,585
Professional fees	53,823	28,163	25,660
General and administrative costs	83,800	15,546	68,254
Total operating expenses	156,208	43,709	112,499
Other expenses	528,343	44,244	484,099
Net loss (income)	667,785	87,953	579,832

35

During the nine month periods ended September 30, 2022 and 2021, respectively the Company reported gross revenue of $44,700 and $0 and costs of sales of $28,004 and $0, respectively, and reported net operating losses of $667,785 and $87,953, respectively.  Losses from operations in the nine months ended September 30, 2022 consist of professional fees of $53,823 and general and administrative expenses of $83,800, including amounts paid to the transfer agent, rent, depreciation, consultants and filing fees.  Losses from operations in the nine months ended September 30, 2021 consist of professional fees of $28,163 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $15,546. The increases to both professional fees and administrative costs relate to the Company’s efforts continue current reporting obligations on  OTCPINK markets, audit fees and legal fees incurred with respect to the acquisition of certain operating assets in the current nine month period.

During the comparative three months ended September 30, 2022 and 2021 the Company incurred interest expenses of $535,227 and $44,244 respectively as a result of interest accruing on a judgment payable in favor of our sole officer and director, Mr. James Brooks and certain convertible promissory notes entered into during fiscal 2022.  Further during the nine months ended September 30, 2022, included in interest expenses is $461,931 in respect to the amortization of the debt discount related to certain of these convertible promissory notes.

Results of Operations for our Years Ended December 31, 2021 and 2020

Our net income (loss) and comprehensive income (loss) for our year ended December 31, 2021, for our year ended December 31, 2020, and the changes between those periods for the respective items are summarized as follows:

	Year Ended December 31, 2021 ($)	Year Ended December 31, 2020 ($)	Change Between Year Ended December 31, 2021 and Year Ended December 31, 2020 ($)
Revenue	-	-	-
Cost of Goods Sold	-	-	-
Gross Profit	-	-	-
Expenses
General and administrative costs	20,053	12,969	7,084
Professional Fees	56,674	8,342	48,332
Total	76,727	21,311	55,416

	Year Ended December 31, 2021 ($)	Year Ended December 31, 2020 ($)	Change Between Year Ended December 31, 2021 and Year Ended December 31, 2020 ($)
Other (income) expense
Interest expenses	152,400	67,740	84,660
Loss on extinguishment of debt	10,025,000	-	10,025,000
Net (income) loss	10,254,127	89,051	10,165,076

During the fiscal years ended December 31, 2021 and 2020, respectively the Company had no revenue and reported net operating losses of $76,727 and $21,311, respectively.  Losses from operations in the year ended December 31, 2021 consist of professional fees of $56,674 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $20,053.  Losses from operations in the year ended December 31, 2020 consist of professional fees of $8,342 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $12,969. The increases to both professional fees and administrative costs relate to the Company’s efforts to becoming current in our OTCPINK markets listing and recommence operations after a change of control.

36

During the comparative years ended December 31, 2021 and 2020 the Company incurred interest expenses of $152,400 and $67,740 respectively as a result of interest accruing on a judgment payable in favor of our sole officer and director, Mr. James Brooks and an underlying convertible promissory note in the principal amount of $1,171,727.  Further in the year ended December 31, 2021 the Company issued 300,000,000 shares to Mr. Brooks in order to extinguish debt in the amount of $175,000 which shares were valued at the closing price of the Company’s stock as traded on the OTC Markets on the date of issuance and recorded as a loss on the extinguishment of debt of $10,025,000, with no similar expense in the year ended December 31, 2020.

Liquidity and Financial Condition

Working Capital	At	At
	September 30	December 31
	2022	2021
Current assets	$78,513	-
Current liabilities	815,363	133,023

Working capital surplus/(deficit)	$(736,850)	(133,023)

Cash Flows	Nine Months ended		Year Ended
	September 30, 2022	September 30, 2021	December 31, 2021	December 31, 2020

Cash flows (used in) operating activities	$(141,132)	$(14,016)	$(16,532)	$-
Cash flows from investing activities	-	-	-	-
Cash flows from financing activities	219,645	14,016	16,532	-
Net increase (decrease) in cash during year	$78,513	$-	$-	$-

Cash Provided by (Used in) Operating Activities

During the nine months ended September 20, 2022, net cash used in operating activities totaled $141,132, which consists of our net loss of $667,785, offset by noncash adjustments of $461,931 in non-cash interest expenses and $1,819 of depreciation expense. Changes in operating assets included an increase to accounts payable and accrued liabilities of $77,903 and a decrease to accounts payable, related party of $15,000. During the nine months ended September 30, 2021 cash used in operating expenses was $14,016, and consisted of our net loss of $87,953 offset by increases to accounts payable and accrued liabilities of $65,162 and accounts payable, related party of $8,775.

37

During the year ended December 31, 2021, net cash used in operating activities totaled $16,532, which consists of our net loss of $10,254,127, offset by noncash adjustments of $10,025,000 as a result of a loss on extinguishment of debt, and $95,682 in non-cash interest expenses. Changes in operating assets included an increase to accounts payable and accrued liabilities of $103,638 and in increase to accounts payable, related party of $13,275. During the year ended December 31, 2020 cash used in operating expenses was $0, and consisted of our net loss of $89,051 offset by a contribution to paid in capital of $7,026, and increases to accounts payable and accrued liabilities of $80,300 and accounts payable, related party of $1,725

Cash Provided by Investing Activities

There was no cash used in investing activities in the nine months ended September 30, 2022 and 2021 or the years ended December 31, 2021, and 2020.

Cash Provided by Financing Activities

Cash provided by financing activities totaled $219,645 in the nine months ended September 30, 2022 including proceeds from convertible notes payable of $202,140 and advances from related parties of $17,505, and $14,016 in the nine months ended September 30, 2021 consisting of related party advances of $14,016.

Cash provided by financing activities totaled $16,532 in the year ended December 31, 2021, and $0 in the year ended December 31, 2020.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Going Concern

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations.

The continuation of our business is dependent upon us raising additional financial support and/or attaining and maintaining profitable levels of internally generated revenue. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

38

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and that such information is accumulated and communicated to our management, including our president (also our principal executive officer) and our secretary, treasurer and chief financial officer (also our principal financial and accounting officer) to allow for timely decisions regarding required disclosure.

As of September 30, 2022, the end of the third quarter covered by the comparative information of this prospectus, we carried out an evaluation, under the supervision and with the participation of our president (also our principal executive officer) and our secretary, treasurer and chief financial officer (also our principal financial and accounting officer), of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our president (also our principal executive officer) and who is also our secretary, treasurer and chief financial officer (also our principal financial and accounting officer) concluded that our disclosure controls and procedures were effective in providing reasonable assurance in the reliability of our financial reports as of the end of the period.

Inherent limitations on effectiveness of controls

Internal control over financial reporting has inherent limitations which include but is not limited to the use of independent professionals for advice and guidance, interpretation of existing and/or changing rules and principles, segregation of management duties, scale of organization, and personnel factors. Internal control over financial reporting is a process which involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis, however these inherent limitations are known features of the financial reporting process and it is possible to design into the process safeguards to reduce, though not eliminate, this risk. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the quarter ended September 30, 2022, that have materially or are reasonably likely to materially affect, our internal controls over financial reporting.

39

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants since our inception.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
James Brooks	President, Secretary and Treasurer, Director	52	December 30, 2021

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected or appointed and qualified. Officers hold their positions at the will of our Board of Directors.

There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

James Brooks, President, Secretary, Treasurer and Director

Mr. Brooks was appointed as president and director on December 30, 2021.

James Brooks, first began working with public companies in 1998, and has founded and exited from two substantial companies in the transportation logistics sector since. Urban Dispatch, a Canadian logistics company, employed more than 250 people and operated in 4 provinces in Western Canada. He has acted as CEO, COO, and a board member with public and private corporations.

From 2014 through 2019, Mr. Brooks acted as a business consultant with his company, Oveldi Strategic Capital Ltd.  In that capacity he assisted small businesses in a variety of industries with corporate structure, governance, business planning, exit strategies, strategic partnerships and overall corporate objectives and direction.  Such clients included companies in moving and storage, transportation logistics, jewelry distribution, real estate development, clothing manufacturing, and others.

During the Covid-19 pandemic, Mr. Brooks repositioned his focus, and chose to dedicate his business time exclusively to Standard Dental Labs and Costas, Inc.

Given his background and experience, Mr. Brooks has a clear vision of the acquisition target companies for SDL, and how to execute on the company’s business plan. Mr. Brooks has been responsible for advancing the company’s objectives, including the financing the efforts made to date for both Costas, Inc., as its largest creditor, and for SDL as its founder and CEO.

Mr. Brooks has devoted approximately 90% of his professional time to the business and intends to continue to devote this amount of time in the future, or more as required.

Our company believes that all of our directors” respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company. Our board of directors consists solely of Mr. Brooks.

40

Significant Employees

Other than the foregoing named officers and directors, we have no employees whose services are materially significant to our business and operations who is employed by Costas.  We have certain contractors providing services under the terms of a subcontractor agreement entered into August 31, 2022 with Prime Dental Lab, LLC for services including labor and manufacturing expertise with respect to the servicing of the Company’s client list for dental prosthetics and orthotics, specifically Mr. Jongpil Kim, who we consider significant to our current operations.

Jongpil (John) Kim immigrated from Seoul, South Korea to Boston, Massachusetts in 2006, where he studied for 3 years to become a dental lab technician at Mass Dental Technique, a private school in Boston. In 2008, Mr. Kim received permanent and green card residency and started his first full-time job at Reliable Dental Lab in Andover, MA, and worked there until 2011. In 2011, Mr. Kim moved to Orlando, FL and after one year of practical clinical experience in Florida at Mount Dora Modern Dentistry, opened his own lab, Prime Dental Lab LLC in 2012. In 2014 Mr. Kim received US Citizenship. Mr. Kim established a solid client base, and has continued to provide them with reliable and high quality service.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1. been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2. had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3. been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4. been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

41

Compliance with Section 16(a) of the Securities Exchange Act of 1934

When we have a class of securities registered under the Securities Exchange Act of 1934, Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors (currently consisting of one member) also acts as the audit committee and has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a) our principal executive officers;

(b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2021, and 2020; and

c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2021 and 2020, who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed

$100,000 for the respective fiscal year:

42

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
James Brooks(1) President and Director	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Fred Waid(1) Former President and Director	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	On December 30, 2021, Mr. Brooks was appointed as our President and as a director, replacing Mr. Waid who held those positions due to the company’s receivership proceedings as appointed by the court.

Employment/Consulting Agreements

Other than as set out herein we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Grants of Plan-Based Awards Table

None

Outstanding Equity Awards at Fiscal Year End

Not applicable.

Option Exercises

During our fiscal year ended December 31, 2021 there were no options exercised by our named officers.

Compensation of Directors

Except as otherwise disclosed, we do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

43

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2023, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
James Brooks 12 S Osceola Ave. Orlando, Florida, 32801	300,000,000 (Direct) 20,000,000 (Indirect)(2)	67.4%(4)
Directors and Executive Officers as a Group	300,000,000	67.4%
Standard Dental Labs Inc.(3) 19735 Seacliff Lane, Huntington Beach, CA, 92648	31,663,760 (Direct)(2)	7%
Total	331,663,760	74.4%

NOTES

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31, 2023. As of January 31, 2023, there were 445,728,363 shares of our company’s common stock issued and outstanding.

(2)	Of the shares held by Standard Dental Labs Inc., Mr. Brooks has an indirect ownership interest in 20,000,000 of the shares held.
(3)	James Brookshas voting and investment authority over the shares held by Standard Dental Labs Inc.
(4)	Ownership percentage is based on 300,000,000 directly held shares of the Company. Indirect holdings of 20,000,000 shares are included in reported percentage of class held by Standard Dental Labs Inc.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2021, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Fred Waid, former sole officer and director

During the year ended December 31, 2020, Intermountain Fiduciary Services Inc., a company of which Fred Waid, the former Receiver and our former sole officer and director, is also director and officer (“IFSI”), advanced a total of $1,725 for legal and professional which remained unpaid at December 31, 2020.

During the fiscal year ended December 31, 2021, IFSI incurred an additional $13,275 in legal and professional fees, respectively. The Company made cash payment in the amount of $15,000 to Intermountain and no additional invoices received during the period ended September 30, 2022.  At September 30, 2022 and December 31, 2021, $0 and $15,000 is reflected on the balance sheet as accounts payable – related party.

James Brooks, sole officer and director, controlling shareholder

On December 30, 2021, Mr. James Brooks was appointed the Company’s sole officer and director in place of Mr. Fred Waid. Immediately prior Mr. Brooks became the Company’s controlling shareholder upon issuance of 300,000,000 shares of common stock for certain debt in the amount of $175,000. Concurrently the Company and Mr. Brooks entered into a convertible note with respect to amounts payable totaling an accumulated $1,171,727.

During the year ended December 31, 2021, Mr, Brooks and companies controlled by him advanced a total of $16,532 for operating expenses.

During the nine months ended September 30, 2022, Mr. Brooks and companies controlled by him advanced a further $101,257 for operating expenses. And the Company made cash payment in the amount of $83,752 to him.

As at September 30, 2022, the amount owing to Mr. Brooks for advances for operations is $34,037 (December 31, 2021 - $16,532) which amounts are reflected on the balance sheets as advances payable – related party.

These amounts do not include the interest expense owing to Mr. Brooks on his convertible note which is reflected on the balance sheet in accounts payable and totals $72,165 at September 30, 2022.

Director Independence

We currently act with one director, consisting of James Brooks. We have determined that James Brooks is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Currently our audit committee consists of all of our sole member of our board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

45

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our bylaws provide that we indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We are incorporated under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“ NRS ”) provides that neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law. Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys” fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under NRS 78.138 (see above), acted in “good faith” and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes” indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys” fees.

Our company’s bylaws provide that the corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Our company’s bylaws do not modify Nevada law in this respect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have no liability insurance.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this Prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

46

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

No expenses will be borne by the Selling Security Holders. Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee
Legal fees and expenses	$20,000
Accounting fees and expenses	30,000
Total	$50,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of  the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

47

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

48

RECENT SALES OF UNREGISTERED SECURITIES

During the period from October 1, 2022 through the date of this filing, the Company issued convertible promissory notes in the principal amount t of $80,000 to several investors bearing interest at 1% per annum for a period of 12 months. The holders have the right to convert any of all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. These notes were issued to four (4) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On September 1, 2022 the Company issued 750,000 shares to Mr. Jongpil Kim in consideration for the purchase of certain assets under an asset purchase agreement.  We issued the share to Mr. Jongpil Kim, an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

During the nine months ended September 30, 2022, the company issued convertible promissory notes in the principal amount of $202,140 to several investors bearing interest at 8% per annum for a period of 12 months. The holders have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. These notes were issued to six (6) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On May 6, 2022, 31,663,760 shares were issued in respect to a certain asset purchase agreement. We issued the shares to an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

During the year ended December 31, 2021, 70,000,000 shares were issued upon conversion of certain convertible notes. These shares were issued to three (3) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended)

During the year ended December 31, 2021, 300,000,000 shares were issued pursuant to a court order in settlement of $175,000 payable to our current sole officer and director, Mr. James Brooks, our sole officer and director, and valued at the fair market value on the date of issue or $10,200,000.

On December 23, 2021, the Company entered into an 8% Convertible Promissory Note with Mr. James Brooks, our sole officer and director, in the amount of $1,171,727.  The convertible promissory note bears interest rate at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share.

49

EXHIBITS

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Costas, Inc. (incorporated by reference to our Registration Statement on Form 10-SB filed January 14, 2003 as Exhibit 3(a))

3.2	Certificate of Amendment and Restated Articles filed with the Nevada Secretary of State on July 11, 2010. +

3.3	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on July 17, 2014. +

3.4	Bylaws (incorporated by reference to Exhibit 3(b) to our Registration Statement on Form 10-SB filed January 14, 2003).

3.5	Certificate of Correction Amending Reverse Split filed with the State of Nevada on November 6, 2014. +

3.6	Certificate of Dissolution as filed with the State of Nevada on April 15, 2019. +

3.7	Certificate of Correction and Reinstatement as filed with the State of Nevada on July 3, 2019. +

3.8	Certificate of Amendment amending name filed with the State of Nevada on February 24, 2020. +

3.9	Certificate of Correction regarding name amendment filled with the State of Nevada on June 1, 2021. +

3.10	Certificate of Amendment increasing authorized share capital filed with the State of Nevada on January 27, 2022. +

3.11	Certificate of Amendment increasing authorized share capital filed with the State of Nevada on August 17,2022. +

5.1	Legal Opinion of William (Bill) Macdonald Esq. +

10.1	Asset Purchase Agreement between Costas, Inc. and Standard Dental Labs Inc. dated May 6, 2022 +

10.2	Asset Purchase Agreement between Costas, Inc. and Prime Dental Lab LLC dated August 15, 2022 +

10.3	Purchase Agreement between Costas, Inc. and World Amber Corporation dated November 22, 2022 +

10.4	Registration Rights Agreement between Costas, Inc. and World Amber Corporation dated November 22, 2022 +

10.5	Form of Convertible Promissory Note*

23.1	Consent of Olayinka Oyebola & Co.*

23.2	Consent of Olayinka Oyebola & Co.*

23.3	Consent of William (Bill) Macdonald Esq. (incorporated in Exhibit 5.1)

107	Filing fees table +

*Filed herewith

+Incorporated by reference to our Registration Statement on Form S-1 filed on December 30, 2022.

50

UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

51

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

52

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orlando, Florida on February 10, 2023.

COSTAS, INC.

By:	//Signed// James Brooks
James Brooks President and Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

//signed// James Brooks	Director and President	February 10, 2023
James Brooks	(Principal Executive and Accounting Officer)

53